UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SVB FINANCIAL GROUP

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NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 26, 2018

4:30 P.M. (Pacific Time)

Dear Stockholders:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2018 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation, which will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 26, 2018 at 4:30 p.m., Pacific Time. The purposes of the meeting are to:

1.	Elect eleven (11) directors to serve for the ensuing year and until their successors are elected,
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018,
3.	Approve, on an advisory basis, our executive compensation (“Say on Pay”), and
4.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. This Notice and the Proxy Statement provide instructions on how you can vote your shares online or by telephone, or if you have received a printed copy of the proxy materials and a proxy card, by mail. You may attend the meeting and vote in person even if you have previously voted by proxy.

Only stockholders of record at the close of business on February 26, 2018 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger F. Dunbar
Roger F. Dunbar
Chairman of the Board

Santa Clara, California

March 8, 2018

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR, AND (II) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

PROXY STATEMENT—TABLE OF CONTENTS

◾	Indicates matters to be voted on at the Annual Meeting.

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SUMMARY PERFORMANCE AND PROXY INFORMATION

This summary highlights our 2017 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement, as well as our Annual Report on Form 10-K, for the year ended December 31, 2017.

2017 PERFORMANCE

2017 Financial Performance Highlights

We achieved another year of record diluted earnings per share (“EPS”) and net income, and we maintained multi-year growth of our average total assets, loans (net of unearned income), and client funds (deposits and client investment funds). Our stock price has also generally performed well, as illustrated in the graph below.

2017 Business Performance Highlights

2017 reflected another year of healthy business growth, as we continued to serve the innovation economy. We continued to focus on our clients, our global growth, and in particular, growing our “core fee income” business. Select 2017 highlights include:

•	Market Share Growth
¡	We grew our total net count of core commercial clients by 15%.
¡	We grew our net client count in key client segments, including early-stage clients (by 15%), Private Bank (by 25%), and private equity clients (by 17%).

•	Expanding our Global Reach
¡	We continued to make significant progress establishing lending branches in Germany and Canada, both of which are subject to regulatory approval.
¡	Our EMEA client count increased by 30%.

•	Continued Focus on our Core Fee Income Business
¡	Our foreign exchange transaction volume increased by over 30%, compared to 2016, hitting an all-time quarterly high of $34 million in revenues.
¡	We surpassed $4.5 billion in annual credit card transactions for our clients in 2017, a 31% increase compared to 2016.
¡	We achieved a year-over-year increase of 74% in client investment fees.

SUMMARY INFORMATION

ANNUAL MEETING AND PROXY STATEMENT INFORMATION

Annual Meeting

Time and Date:	4:30 p.m. (Pacific Time), April 26, 2018	Record Date:	February 26, 2018

Place:	SVB Financial Group—Corporate Headquarters 3005 Tasman Drive, Santa Clara, California 95054	Voting:	Stockholders as of the record date are entitled to vote

Proposals and Voting Recommendations

Proposal	Board Recommendation	Page Reference

Proposal No. 1 — Election of Eleven (11) Directors	For all nominees	2

Proposal No. 2 — Ratification of KPMG LLP as Auditors for 2018	For	56

Proposal No. 3 — Advisory (Non-Binding) Vote on Executive Compensation	For	57

Director Nominees

We are seeking your election of the eleven (11) directors described below—ten of which are current incumbent directors. Ms. Kimberly A. Jabal is a new director nominee who will join the Board, subject to stockholder election. Mr. David M. Clapper and Ms. Lata Krishnan, both current directors, will not be standing for re-election and will be retiring from the Board at the Annual Meeting.

					Committee Membership*
Name	Age	Year First Elected By Stockholders	Principal Occupation	# of Other Public Company Boards	Audit	Compensation	Credit	Finance	Governance	Risk

Greg W. Becker	50	2011	President and Chief Executive Officer, SVB Financial Group	—

Eric A. Benhamou	62	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC	1				X	C	X
John S. Clendening	55	—	President and CEO, Blucora, Inc.	1			X

Roger F. Dunbar	72	2005	Board Chairman SVB Financial Group; Former Global Vice Chairman, Ernst & Young, LLP	—	X			X	X	C

Joel P. Friedman	70	2005	Former President, Business Process Outsourcing, Accenture	1				C	X	X
Kimberly A. Jabal	49	—	Chief Financial Officer, Weebly, Inc.	1
Jeffrey N. Maggioncalda	49	2012	Chief Executive Officer, Coursera Inc.	—		X	X

Mary J. Miller	62	2016	Former Under Secretary for Domestic Finance, U.S. Department of Treasury	—	X			X

Kate D. Mitchell	59	2010	Co-Founder and Managing Director, Scale Venture Partners	1		C	X			X

John F. Robinson	71	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank	1	C	X	X			X
Garen K. Staglin	73	2012	Proprietor, Staglin Family Vineyard	1		X			X

        * “C” denotes committee chairperson; all memberships are as of the date of this Proxy Statement.

SUMMARY INFORMATION

Board and Corporate Governance Highlights

(Based on current Board profile and practices)

BOARD COMPOSITION

•	Total of 12 current directors — all independent directors, except for CEO director

•	Separate Board Chairperson and CEO roles

•	Independent Board Chairperson

•	Independent chairpersons and members of all Board committees

•	Seasoned Board with diverse experience, including innovation economy industries, banking/financial services, global, finance/accounting, risk oversight/management and Government/Regulatory

•	No director serves on more than one public company board, other than the Company

•	Policy requiring directors to submit their resignation upon reaching the age of 75

BOARD ACCOUNTABILITY

•	Annual election of directors

•	Effective majority voting standard in uncontested director elections (through director resignation policy)

•	Annual Board and committee evaluations

•	Regularly-held executive sessions of non-management directors

•	Robust executive and director equity ownership guidelines

•	Independent Board evaluation of CEO performance

•	Independent Board approval of CEO compensation

•	Ongoing director nominee identification and selection process

•	Limit on director compensation under equity plan

DIRECTOR QUALIFICATIONS

Our directors reflect an effective and diverse mix of skills and experience:

  STOCKHOLDER INTERESTS

•	All independent directors, except for CEO director

•	Separate Board Chairperson and CEO roles

•	Active stockholder engagement practices

•	Annual Say on Pay vote

•	Stockholders may act by written consent

•	One single voting class — common stock class

•	No poison pill

  RISK MANAGEMENT

•	Board and individual committee oversight of risk

•	Separate Board Risk Committee focused on enterprise-wide risk management framework

•	Risk Committee comprised of the chairpersons of the Board and all six Board committees

•	Risk management guided by Risk Appetite Statement (reviewed on an annual basis by the full Board)

SUMMARY INFORMATION

Auditor Matters

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2018 fiscal year. If our stockholders do not ratify the selection of KPMG, the Audit Committee may reconsider its selection.

For 2017, the total fees for services provided by KPMG were $8,115,998, of which 80.8% represented audit and audit-related fees. (For more information, see page 56.)

Executive Compensation

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

2017 Named Executive Officers (“NEOs”)

In addition to applicable SEC requirements, the six NEOs for 2017 reflect key areas of Company focus, including our banking business, operational infrastructure, and risk management, as well as financial performance. Their 2017 compensation reflects their individual performance and contributions to the Company’s performance, as well as their leadership and increased span of responsibilities in their respective areas.

“CD&A” Executive Summary

2017 NEOs

•  GREG BECKER, President and
Chief Executive Officer

•  DAN BECK, Chief Financial Officer

•  MICHAEL DESCHENEAUX, President, Silicon
Valley Bank (former Chief Financial Officer)

•  JOHN CHINA, Head of Technology Banking

•  MICHAEL DREYER, Chief Operations Officer

•  LAURA IZURIETA, Chief Risk Officer

For a summary of the highlights of our 2017 executive compensation and key features of our executive compensation governance and practices, please refer to the Executive Summary of the “Compensation Discussion and Analysis” section of this Proxy Statement on page 29.

Important Dates for 2019 Annual Meeting

Stockholder proposals for inclusion in our 2019 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 8, 2018. Notice of stockholder proposals for the 2019 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 23, 2018 and no later than January 22, 2019.

* * * *

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SUMMARY INFORMATION

PROXY STATEMENT INFORMATION OF SVB FINANCIAL GROUP

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) to be voted at our 2018 Annual Meeting of Stockholders and any adjournments or postponements of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 26, 2018 at 4:30 p.m., Pacific Time. For directions to attend the Annual Meeting in person, please visit our website at http://www.svb.com/locations.aspx. The proxies may also be voted at any adjournments or postponements of the meeting.

All properly executed written proxies and all properly completed proxies submitted by telephone or internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

We are first furnishing the proxy materials to stockholders on or about March 8, 2018.

PRINCIPAL EXECUTIVE OFFICES

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

RECORD DATE

Only stockholders of record as of the close of business on February 26, 2018 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the meeting. At the close of business on the Record Date, there were 52,889,741 shares of our common stock, $0.001 par value (“Common Stock”), outstanding.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 are available electronically at www.svb.com/proxy. The contents of our website are not incorporated herein by reference and any reference to our website address provided throughout this Proxy Statement is intended to be an inactive textual reference only. See also “Information about Voting and Proxy Solicitation—Delivery of Proxy Materials” below. The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

ABOUT THE COMPANY…

For 35 years, SVB Financial Group and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial and private banking, asset management, private wealth management and investment services, and funds management to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world.

PROXY STATEMENT INFORMATION

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Proposal No. 1 – Election of Directors

The Board of Directors Recommends a Vote “FOR” All Nominees

DIRECTOR ELECTION, QUALIFICATION AND OTHER INFORMATION

Our Directors

Upon the recommendation of the Governance Committee, we are pleased to propose eleven (11) director nominees for election this year. We believe that our director nominees, individually and together as a whole, possess the requisite skills, experience and qualifications necessary to maintain an effective Board to serve the best interests of the Company and its stockholders. All nominees are deemed independent, except for our CEO.

During this most recent director term, we welcomed Mr. John Clendening, who joined our Board in August 2017. Additionally, the Board has nominated a new director, Ms. Kimberly Jabal, for election at the Annual Meeting. We believe that both Mr. Clendening and Ms. Jabal will bring additional diversity of experience and expertise, as further outlined in their biographies below, that will enhance the overall effectiveness of our Board. We also thank Ms. Krishnan and Mr. Clapper who will not be standing for re-election and will be retiring from our Board at the Annual Meeting. We are grateful for their many years of dedicated service on the Board and contributions to the Company.

Our directors are elected on an annual basis to hold office for a one-year term expiring at the 2019 Annual Meeting. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.

Director Qualifications

The Board recognizes that it is of utmost importance to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning as a board and working productively with management. The Governance Committee of the Board is responsible for maintaining a well-rounded and diverse board that has the requisite diversity of skills and qualifications to oversee the Company effectively. The Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience, qualifications and attributes typically sought by the Governance Committee in director candidates include, but are not limited to, the following primary areas:

Leadership - Experience holding significant leadership positions, including as a CEO or head of a significant business, to help us drive business strategy, growth and performance.

Client Industry - Experience with our key client industries, including technology, life science and healthcare, private equity/venture capital and premium wine, to help deepen our knowledge of the innovation and other markets in which we do business.

Banking/Financial Services - Experience with the banking or financial services industry, to help support and grow our core business.

Global - Experience working outside of the United States or with multinational companies, to help facilitate our global expansion.

Finance/Accounting - Experience with finance, accounting or financial reporting processes, to help drive financial performance.

Risk Oversight/Management - Experience with key risk oversight or risk management functions, to help oversee the dynamic risks we face.

Government/Regulatory - Experience working with or in governmental and regulatory organizations to oversee our highly regulated business that is affected by governmental actions.

Other key attributes deemed important for directors to possess include:

• Strong strategic sense • Critical and innovative thinking • Sound business judgment	• High ethical standards and integrity • Collegial spirit • Ability to debate constructively	• Professionalism • Ability to generate confidence • Availability and commitment to serve

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

Nominees for Director; Plurality Vote

All proxies will be voted “FOR” the election of the following eleven (11) nominees, as recommended by the Governance Committee and approved for nomination for election by the Board, unless authority to vote for the election of directors (or for any particular nominee) is withheld. If any of the nominees unexpectedly declines or becomes unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to, or in lieu of, those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Pursuant to our Bylaws, directors are elected by a plurality of votes cast at the Annual Meeting. This means that the eleven (11) nominees who receive the highest number of votes cast “for” their election will be elected.

Director Resignation Policy

The Governance Committee of our Board has adopted a director resignation policy applicable to uncontested director elections, such as the election to be held at the upcoming Annual Meeting, which effectively requires an uncontested nominee to receive a majority of votes cast in such election or offer to resign. Uncontested elections are elections where the number of nominees is not greater than the number of directors to be elected. Pursuant to the director resignation policy, any of our director nominees in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to the Board for consideration promptly following certification of the stockholder vote. The Governance Committee will act within ninety (90) days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit its recommendation to the Board for consideration at the Board’s next scheduled meeting. The Board expects that any director whose resignation is under consideration will abstain from participating in any decision or deliberation regarding that resignation. We will disclose any decision made by the Board with respect to any tendered resignation.

Similarly, upon reaching the age of 75, each non-executive director shall also tender his or her resignation, which shall also be subject to the acceptance of the Governance Committee, in consultation with the Board.

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

BIOGRAPHIES OF DIRECTOR NOMINEES

GREG W. BECKER	DIRECTOR SINCE 2011

Mr. Becker, age 50, was appointed the President and Chief Executive Officer of the Company in April 2011. He first joined us in 1993 as part of the Northern California Technology Division, and since then, has served in a number of executive and senior management roles, including Division Manager of Venture Capital (1999-2002), Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of the Bank (2008-2017).

Committees: N/A	Independent: No

BUSINESS EXPERIENCE

CURRENT PRIVATE DIRECTORSHIPS:

-	Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (member since 2011; Chairman 2015-2017)
-	Executive Council, TechNet (since 2016)
-	Advisory Council Member, Alliance for Southern California Innovation (since 2017)

PRIOR DIRECTORSHIPS:

-	Director and executive committee member, Bay Area Council, a public policy advocacy organization (2011-2015)

OTHER PRIOR EXPERIENCE:

-	Member, U.S. Department Digital Economy Board of Advisors (2016-2017)
-	President, Board of Trustees, Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004-2011)

EDUCATION:

-	Bachelor’s degree in Business from Indiana University

QUALIFICATIONS

Leadership — Based on his current position as CEO, as well as other prior leadership roles within the Company
Client Industry — Extensive experience with the Company, working with public and private technology, life science, private equity/venture capital and premium wine clients
Banking/Financial Services — Career-long experience within the banking industry
Global — Extensive global experience through the Company’s international expansion efforts

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

ERIC A. BENHAMOU	DIRECTOR SINCE 2005

Mr. Benhamou, age 62, is Chairman and Chief Executive Officer of Benhamou Global Ventures, LLC (“Benhamou Global Ventures”), which he founded in 2003. Benhamou Global Ventures invests and plays an active role in innovative high-tech firms throughout the world. Mr. Benhamou also sits on various public and private technology company boards, and serves a variety of educational and philanthropic organizations.

Committees: Governance (Chair), Finance and Risk	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Finjan Holdings, Inc., a global provider of proactive web security solutions (since 2006)

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	Chairman, Totango, a customer success and data platform (since 2016)
-	Chairman, Ayehu, a developer of IT process automation products (since 2015)
-	Grid Dynamics, a provider of commerce technology solutions for retailers (since 2015)
-	Virtual Instruments, an infrastructure performance analytics company (since 2016)
-	Chairman, Israel Venture Network, a philanthropic organization for a stronger Israeli society (since 2000)

PRIOR DIRECTORSHIPS:

-	Chairman, Cypress Semiconductor Corporation, a semiconductor company (1993-2017)
-	Qubell, a private application deployment and configuration management platform (acquired) (2014-2015)
-	ConteXtream, a private carrier equipment vendor for intellectual property based media services (acquired) (2007-2015)
-	Load DynamiX, a private intellectual property network testing tool developer (2010-2014)
-	PureWave Networks, Inc., a private developer of outdoor compact base stations for the 4G marketplace (2010-2014)
-	RealNetworks, Inc., a public company creator of digital media services and software (2003-2012)
-	Voltaire Ltd., a public grid computing network solutions company (acquired by Mellanox Technologies, Ltd.) (2007-2011)
-	Dasient Inc., a private security company that provides malware detection and prevention solutions (acquired) (2010-2011)
-	Chairman, 3Com Corporation, a public networking solutions provider (acquired) (1990-2010)
-	Chairman of the Board of Directors of Palm, Inc., a public mobile products provider (acquired) (1999-2007)

OTHER PRIOR EXPERIENCE:

-	Executive committee member, Stanford University School of Engineering (1996-2015)
-	Visiting professor, IDC Business School (2001-2015)
-	Executive committee member, Ben Gurion University of Negev (2000-2013)
-	Visiting professor, INSEAD Business School (2003-2012)
-	Executive committee member, Computer Science & Telecommunications Board (CSTB) (2003-2008)
-	Interim Chief Executive Officer of Palm, Inc. (2001-2003)
-	Chief Executive Officer, 3Com Corporation (1990-2000), and other management positions
-	Executive committee member, TechNet (2005)
-	Member, US-Israel Science and Technology Commission (2003)
-	Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

EDUCATION:

-	Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France
-	Master’s degree in Science from the School of Engineering at Stanford University
-	Several honorary doctorates

QUALIFICATIONS

Leadership — Held a variety of key executive positions, including Chairman/CEO roles at 3Com Corporation and Palm, Inc.

Client Industry — In-depth experience with both public and private technology companies as part of management and/or as a director and venture capital investor; current role as Chairman and Chief Executive Officer of Benhamou Global Ventures

Global — Strategic and operational experience in the global markets, particularly in Europe and Israel

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

JOHN S. CLENDENING	DIRECTOR SINCE 2017

Mr. Clendening, age 55, is currently President and CEO of Blucora, Inc., a provider of multi-channel financial and tax preparation services. Mr. Clendening previously served in various executive management roles at The Charles Schwab Corporation (“Charles Schwab”) from 2004-2015, most recently as Executive Vice President and Co-Head, Retail Business.

Committees: Credit	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Blucora, Inc., a provider of multi-channel financial and tax preparation services (since 2016)

PRIOR DIRECTORSHIPS:

-	Betterment Holdings, Inc., an online investment services company (2016-2017)

OTHER PRIOR EXPERIENCE:

-	Executive Vice President, The Charles Schwab Corporation, a financial services and banking company (2004-2015)
-	President and Founder, Restaurant Business Services, eMac Digital (2001-2004)
-	Senior Vice President, Web, Marketing and Technology, Living.com (2000)
-	Chief Marketing Officer and Senior Vice President, Consumer Banking Group, First Union Corporation (1998-2000)
-	Various management positions at The Coca-Cola Company, Frito-Lay, SEARS Specialty Merchandising Group and Booz Allen & Hamilton, Inc.

EDUCATION:

-	Bachelor’s degree in Economics from Northwestern University
-	Master’s degree in Business Administration from Harvard University

QUALIFICATIONS

Leadership — Current role as President and CEO of Blucora, Inc. and prior executive management roles at Charles Schwab

Banking/Financial Services — Extensive experience with banks and financial services companies through current roles at Blucora, Inc. and Betterment Holdings, Inc. as well as prior roles at Charles Schwab and First Union Corporation

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

ROGER F. DUNBAR	DIRECTOR SINCE 2004

Mr. Dunbar, age 72, is our current Chairman of the Board of Directors, and subject to his election, he is expected to continue to serve as our Board Chairman during the 2018-2019 director term. Mr. Dunbar retired from Ernst & Young LLP (“Ernst & Young”) in 2004, where he served in a variety of positions since 1974, including key leadership positions.

Committees: Risk (Chair), Audit, Finance and Governance	Independent: Yes

BUSINESS EXPERIENCE

PRIOR EXPERIENCE WITH ERNST & YOUNG:

-	Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)
-	Member, Global Practice Council, London, United Kingdom (2000-2004)
-	Member, Global Management Committee, London, United Kingdom (2000-2004)
-	Member, US Area Managing Partners Leadership Group (1992-2000)
-	Other key positions, including Client Service Partner, Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000)

PRIOR DIRECTORSHIPS:

-	Desert Mountain Club, Inc. (2010-2015)
-	Desert Mountain Property, Inc. (2009-2010)

OTHER PRIOR EXPERIENCE:

-	Various positions within Ernst & Young: Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004); Member, Global Practice Council, London, United Kingdom (2000-2004); Member, Global Management Committee, London, United Kingdom (2000-2004); Member, US Area Managing Partners Leadership Group (1992-2000); and other key positions, including Client Service Partner, Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000), and Instructor for the National Education Program.
-	Instructor, Santa Clara University’s Graduate School of Business
-	Advisory Boards, Santa Clara University and Cal Poly San Luis Obispo
-	Member, Joint Venture Silicon Valley’s 21st Century Education Board
-	U.S. Naval Officer (1967-1980)

EDUCATION:

-	Bachelor’s degree in Business from San Francisco State University
-	Master’s degree in Business Administration from Santa Clara University
-	Certified public accountant, inactive, and a member of the California State Board of Accountancy and the AICPA

QUALIFICATIONS

Leadership — Held a variety of key executive positions, including Global Vice Chairman of Ernst & Young

Client Industry — Deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in the United Kingdom and Israel

Global — Deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in the United Kingdom and Israel
Finance/Accounting — Extensive domestic and international capital markets, finance, accounting and audit experience with Ernst & Young
Risk Oversight/Management — Deep experience auditing risk management controls through his roles at Ernst & Young

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

JOEL P. FRIEDMAN	DIRECTOR SINCE 2004

Mr. Friedman, age 70, retired from Accenture PLC (“Accenture”), a public company global management-consulting firm, in 2005, where he held the position of President of the Business Process Outsourcing organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles.

Committees: Finance (Chair), Governance and Risk	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	Advisory Director, FTV Capital (formerly Financial Technology Ventures) (since 2005)
-	Advisory Director, Community Gatepath, a non-profit organization (since 2013; director from 1991-2012)

PRIOR DIRECTORSHIPS:

-	NeuStar, Inc., a provider of essential clearinghouse services to the communications industry (2006-2017) (acquired)
-	EXL Services (Advisory Director), a provider of offshore business process outsourcing solutions (2008-2011)
-	Endeca Technologies, Inc., a provider of enterprise search solutions (2006-2011) (acquired)
-	Junior Achievement of Northern California, a non-profit organization (2004-2010)
-	Other directorships completed prior to 2009 include Accenture, a global management-consulting firm (2001-2005); Seisint, Inc.; Calico Commerce, Inc.; Rivio Inc.; and The Brain Technologies.

OTHER PRIOR EXPERIENCE:

-	Various roles within Accenture: President of the Business Process Outsourcing organization; Managing Partner, Banking and Capital Markets; Managing General Partner, Accenture Technology Ventures; and Founder, Accenture strategy consulting practice
-	Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)

EDUCATION:

-	Bachelor’s degree in Economics from Yale University
-	Master’s degree in Business Administration from Stanford University

QUALIFICATIONS

Leadership — Held a variety of key executive positions, including President of the Business Process Outsourcing organization within Accenture
Client Industry — Extensive experience working with venture capital firms through Accenture
Banking/Financial Services — Extensive experience working within the banking industry through Accenture
Finance/Accounting — Deep experience with corporate finance and capital markets through Accenture

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

KIMBERLY A. JABAL	NEW DIRECTOR NOMINEE

Ms. Jabal, age 49, is currently the Chief Financial Officer of Weebly, Inc., a provider of web-hosting and e-commerce services. Prior to joining Weebly, Inc. in 2015, Ms. Jabal previously served as Chief Financial Officer of Path, Inc., a social networking technology company, from 2013-2015, and as Vice President of Finance at Lytro, Inc., an early stage technology company, from 2011-2012. Ms. Jabal served in various roles at Google, Goldman Sachs and Andersen Consulting (now Accenture).

Committees: N/A	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	FedEx Corporation, a multinational transportation and delivery service company (2013-present)

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (2014-present)

PRIOR DIRECTORSHIPS:

-	Menlo Park Atherton Education Foundation, a non-profit education organization (2011-2013)

OTHER PRIOR EXPERIENCE:

-	Various roles at Google (2003-2011), including Director of Finance and Director of Investor Relations
-	Technology investment banking roles at Goldman Sachs (2000-2002)
-	Various technology and software development roles at Andersen Consulting (now Accenture) (1990-1998)

EDUCATION:

-	Bachelor’s degree in Engineering from University of Illinois at Urbana-Champaign
-	Master’s degree in Business Administration from Harvard University

QUALIFICATIONS

Finance/Accounting — Deep experience with corporate finance and accounting through current role as Chief Financial Officer of Weebly, Inc. and prior financial leadership roles at Path, Inc. and Lytro, Inc.

Client Industry — Extensive experience serving in leadership roles in early-stage technology companies Path, Inc. and Lytro, Inc. and established technology company Google, Inc. as well as technology banking and internet technology consulting experience

JEFFREY N. MAGGIONCALDA	DIRECTOR SINCE 2012

Mr. Maggioncalda, age 49, is currently the Chief Executive Officer of Coursera, Inc. (“Coursera”), an online education company. He previously served as the founding Chief Executive Officer of Financial Engines, Inc. (“Financial Engines”), a publicly-held independent investment advisory firm, since its inception in 1996 until 2014. He also served as a director of Financial Engines from 2011 to 2014. Subsequent to his tenure at Financial Engines, Mr. Maggioncalda served as a senior advisor to McKinsey & Company, a global management-consulting firm.

Committees: Credit and Compensation	Independent: Yes

BUSINESS EXPERIENCE

PRIOR DIRECTORSHIPS:

-	Financial Engines, an independent investment advisory firm (2011-2014)
-	Affinity Circles, a social networking developer

OTHER PRIOR EXPERIENCE:

-	Senior Adviser, McKinsey & Co., a strategy consulting firm (2017)
-	Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

EDUCATION:

-	Bachelor’s degree in Economics and English from Stanford University
-	Master’s degree in Business Administration from Stanford University

QUALIFICATIONS

Leadership — Current and former roles as CEO of Coursera and Financial Engines
Banking/Financial Services — Extensive experience in the investment advisory industry

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

MARY J. MILLER	DIRECTOR SINCE 2015

Ms. Miller, age 62, is the former Under Secretary for Domestic Finance for the U.S. Department of the Treasury (“U.S. Treasury”), a position that she held following her confirmation by the U.S. Senate from March 2012 until September 2014. Ms. Miller also served as Assistant Secretary of the Treasury for Financial Markets following her confirmation by the U.S. Senate in February 2010 until June 2014. Prior to joining the U.S. Treasury, Ms. Miller held various positions with T. Rowe Price Group, Inc. from 1983 to 2009.

Committees: Audit and Finance	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	The Jeffrey Company, an investment company (since 2016)
-	Trustee, Cornell University, a higher education institution (since 2015)
-	Trustee, The Urban Institute, a non-profit research organization (since 2014)

PRIOR DIRECTORSHIPS:

-	ICE Benchmark Association, a unit of the Intercontinental Exchange (2014-2018)

OTHER PRIOR EXPERIENCE:

-	Director, Fixed Income Division, T. Rowe Price Group, Inc., a global investment management firm (2004-2009)
-	Various investment management positions with T. Rowe Price Group

EDUCATION:

-	Bachelor’s degree in Government from Cornell University
-	Master’s degree in City and Regional Planning, University of North Carolina at Chapel Hill
-	Chartered Financial Analyst (CFA)

QUALIFICATIONS

Leadership — Held key leadership positions within the U.S. Treasury
Banking/Financial Services — Extensive experience in financial markets, including regulatory experience; deep experience in the investment advisory industry
Finance/Accounting — Extensive experience in financial roles, including within the U.S. Treasury
Government/Regulatory — Served in key positions within the U.S. Treasury

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

KATE D. MITCHELL	DIRECTOR SINCE 2010

Ms. Mitchell, age 59, is Managing Partner and Co-Founder of Scale Venture Partners (“Scale Venture”), a venture capital firm that invests in enterprise software companies, and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale Venture in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America.

Committees: Compensation (Chair), Credit and Risk	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Fortive Corporation, a worldwide provider of professional instrumentation and industrial technologies (since 2016)

CURRENT PRIVATE DIRECTORSHIPS/OTHER EXPERIENCE:

-	Member, Steering Committee, Private Equity Women Investor Network, a forum for senior women in private equity (since 2010)
-	Member, NASDAQ Private Market Advisory Council, an advisory forum related to private capital markets (since 2014)
-	Founding Chair and Member, NVCA Diversity Task Force (Venture Forward), a forum to increase opportunities for women and minorities in venture capital and entrepreneurship (since 2014)
-	Silicon Valley Community Foundation, a non-profit organization (since 2015)
-	Mentor, Kauffman Fellows, a venture capital leadership development organization (since 2016)

PRIOR DIRECTORSHIPS:

-	National Venture Capital Association (“NVCA”), a trade association focused on regulatory and economic policy impacting the venture industry and the companies that are funded by venture capital (2007-2011 and 2014-2016)
-	PeopleMatter (PMW Technologies, Inc.), a provider of human resource management solutions (2014-2016)
-	mBlox, Inc., a mobile transaction network provider (acquired by CLX Communications (2010 - 2016)
-	New Century Hospice, a provider of hospice services for patients, families and healthcare providers (2014-2015)
-	Jaspersoft, Inc., a manufacturer of business intelligence software (2009-2014)
-	Friends of the San Francisco Public Library (2007-2010)
-	Wayport, Inc. (2000-2008)
-	Other directorships completed prior to 2009 include: Songbird Medical (1998-2005); Acusphere, Inc. (1999-2005); Tonic Software, Inc. (2000-2005); Pavilion Technologies, Inc. (2004-2007)

OTHER PRIOR EXPERIENCE:

-	Silicon Valley Bank Venture Capital Advisory Board (2008-2013)
-	Various senior management positions in finance and technology (including Senior Vice President) at Bank of America
-	Various finance and lending positions at Bank of California (now Union Bank of California)

EDUCATION:

-	Bachelor’s degree in Political Science from Stanford University
-	Master’s degree in Business Administration from Golden Gate University

QUALIFICATIONS

Leadership — Based on her role as managing partner and co-founder of Scale Venture

Client Industry — Deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or a director); current role as co-founder and managing partner of Scale Venture

Banking/Financial Services — Held a variety of key executive positions at Bank of America, a large global bank
Finance/Accounting — Extensive finance and asset/liability management experience at Bank of America and Bank of California

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

JOHN F. ROBINSON	DIRECTOR SINCE 2010

Mr. Robinson, age 71, is a former Executive Vice President, Corporate Risk Management of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller.

Committees: Audit (Chair), Compensation, Credit and Risk	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Federal Home Loan Bank of San Francisco (from 2004-2005 and 2007-2008, and since 2011)

PRIOR DIRECTORSHIPS:

-	Vogogo, Inc., a Canadian based provider of verification tools for risk management and payment processing (2015-2016)
-	Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (2004-2013)
-	Long Beach Mortgage Corporation and Long Beach Securities Corporation, both wholly-owned subsidiaries of Washington Mutual Bank (2004-2006)

OTHER PRIOR EXPERIENCE:

-	National Outdoor Leadership School Advisory Committee (2007-2016)
-	Executive Vice President, Corporate Risk Management, Washington Mutual Bank, a financial lending institution (2002-2008)
-	Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

EDUCATION:

-	Bachelor’s degree in Business Administration from Washington University in St. Louis
-	Master’s degree in Business Administration from Harvard University
-	Chartered Financial Analyst (CFA)

QUALIFICATIONS

Banking/Financial Services — Extensive experience within the banking industry, including his roles at Washington Mutual Bank, a nationally recognized financial lending institution, and as a banking regulator at the Office of the Comptroller of the Currency

Risk Oversight/Management — Held a variety of executive risk management positions at Washington Mutual Bank
Government/Regulatory — Served in a key function at the Office of the Comptroller of the Currency

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

GAREN K. STAGLIN	DIRECTOR SINCE 2011

Mr. Staglin, age 73, is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial and insurance services industries.

Committees: Compensation and Governance	Independent: Yes

BUSINESS EXPERIENCE

CURRENT PUBLIC DIRECTORSHIPS:

-	Chairman, ExlService Holdings, Inc. (NASDAQ: EXLS), a provider of outsourcing services to global companies (since 2005)

CURRENT PRIVATE DIRECTORSHIPS:

-	Senior Advisor and Advisory Director, FTV Capital (formerly Financial Technology Ventures) (since 2004)
-	Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)
-	Chairman, Nvoice Payments, an electronic payment service provider (since 2010)

OTHER EXPERIENCE:

-	Co-Founder and Co-Chairman, One Mind, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 1995)

PRIOR DIRECTORSHIPS:

-	Advisory Director, Specialized Bicycle, a manufacturer of cycling equipment (1995-2014)
-	Chairman, Free Run Technologies, an internet and technology services company (2003-2014)
-	Bottomline Technologies, a provider of payment and invoice automation software and services (2007-2012)
-	Advisory Board, Blaze Mobile, a mobile payments company (2006-2011)
-	Solera Holdings, Inc., a public automotive insurance software service provider (2005-2011)
-	Global Document Solutions, a private document processing outsourcing company (2005-2010)
-	Other directorships completed prior to 2009 include: First Data Corporation, a payment solutions provider (1992-2003); Quick Response Services, a public retail management and supply chain services company (1991-2001); CyberCash, Inc., a public micro-payments and platform company (1996-2000); Chairman, Safelite Auto Glass, a private national auto glass provider (1993-1999)

OTHER PRIOR EXPERIENCE:

-	Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (2009-2014)

EDUCATION:

-	Bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles
-	Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University Graduate School of Business

QUALIFICATIONS

Leadership — Held a variety of leadership roles, including board positions, as well as other founder and president roles with various non-profit organizations
Client Industry — Extensive experience working within the premium wine and transaction/payment processing industries, as well as experience working with innovation companies as a director
Banking/Financial Services — Extensive experience working within transaction/payment processing industries

BOARD & CORPORATE GOVERNANCE Proposal 1 — Election of Directors

CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to having sound corporate governance practices, as outlined in our Corporate Governance Principles. These principles are important to the way in which we manage our business and to maintaining our integrity in the marketplace. They provide a framework for our Company with respect to corporate governance practices and are reviewed at least annually by the Governance Committee, as well as amended from time to time to continue to enhance our governance structure. A copy of our guidelines is available at www.svb.com under “About Us—Investor Relations—Corporate Governance.”

BOARD INDEPENDENCE AND LEADERSHIP

The Board has determined that, with the exception of Mr. Becker, our President and CEO, all of our current directors (and director nominees) are “independent” within the meaning of the director independence standards set by The NASDAQ Stock Market LLC (“NASDAQ”) and the Securities Exchange Commission (the “SEC”).

Additionally, our Amended and Restated Bylaws (“Bylaws”) provide that the Board shall not have more than two (2) directors who do not meet the definition of an “Outside Director.” For these purposes, an Outside Director is any director who meets the independence and experience requirements of NASDAQ and the SEC and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. All of our current directors, except for our CEO, are considered Outside Directors.

Separate Chairperson and CEO Roles

The Board has determined that it is in the best interests of the Company to continue to maintain the Board chairperson and CEO positions separately. We believe that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board at this time, as it enhances the Board’s independent oversight of management and strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests and strengthens the objectivity and integrity of the Board. Moreover, we believe an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the CEO, and guide the Board through appropriate governance processes. The Board of Directors periodically reviews the Company’s leadership structure and may modify the structure as it deems appropriate given the specific circumstances then facing the Company.

Independence and

Leadership Structure

•  Separation of Chairperson and CEO roles

•  All non-employee directors are independent under applicable stock exchange and SEC rules

•  Independent Committee Chairs

•  Regularly scheduled executive sessions

The Board has determined that Mr. Dunbar, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chairman for the 2018-2019 director term.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

BOARD RISK OVERSIGHT AND RISK COMMITTEE

Oversight of the Company’s risk management is one of the Board’s key priorities and is carried out by the Board as a whole, as well as by each of its various committees. The Board has formed a committee to specifically focus on the Company’s risk management. Our Risk Committee is comprised of the chairpersons of each of the Board and the Audit, Compensation, Credit, Finance and Governance Committees. The Risk Committee has primary oversight responsibility of the Company’s enterprise-wide risk management framework, including the oversight of risk management policies, and the monitoring of the Company’s risk profile. In addition, it is responsible for overseeing the Company’s compliance with its risk appetite statement, which sets forth the tolerance levels with respect to the amount and types of risks underlying the Company’s business. The Risk Committee also reviews, and recommends any changes for Board approval to, the Company’s risk appetite statement. Our other Board committees also share responsibility for the risk appetite statement by overseeing and approving applicable risk metrics, including risk limits and thresholds, for each of their relevant areas of responsibility.

BOARD & CORPORATE GOVERNANCE Corporate Governance Principles

Additionally, each Board committee is engaged in overseeing the Company’s risks as they relate to that committee’s respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting, as well as legal, information technology and security-related risks. The Compensation Committee engages in periodic risk assessments to review and evaluate risks in relation to our compensation programs. The Finance Committee actively oversees our capital and liquidity management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Our Governance Committee oversees our compliance functions and routinely reviews our compliance risks. Moreover, the Credit Committee routinely oversees our management of credit risks. Each committee chairperson regularly reports to both the Risk Committee and the full Board on its risk oversight activities. In addition, the Board routinely engages in discussions with management about the Company’s risk profile.

ANNUAL BOARD EVALUATION

The Governance Committee of the Board, in coordination with the full Board, conducts a periodic evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. The Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also leads an evaluation of the performance and effectiveness of each of the Board’s committees. All Board and committee evaluations are typically conducted on an annual basis. See “Board Committees—Committee Governance” below.

OVERSIGHT OF CEO AND EXECUTIVES

Annual CEO Performance Evaluation

The independent members of the Board evaluate the performance of our CEO on an annual basis. Each year, the Governance Committee approves a process to solicit feedback from each individual independent director. Our Chairman of the Board, together with the chairpersons of the Governance and Compensation Committees, then lead discussions with the Board (without the CEO present) to evaluate the CEO’s performance, both generally as well as against predetermined annual goals.

CEO and Executive Succession Planning

As a matter of sound governance, the Board, as a whole or from time to time through a special committee, reviews and discusses the Company’s contingency or long-term plans for CEO and executive succession. These efforts involve seeking input from our current CEO and our Chief Human Resources Officer, as well as external advisors, as the Board deems appropriate. Succession plans are reviewed and discussed by the Board on at least an annual basis.

DIRECTOR MATTERS

Outside Directorships

We encourage all directors to carefully consider the number of other company boards of directors on which they serve, taking into account the time required for board attendance, conflicts of interests, participation, and effectiveness on these boards. Directors are asked to report all directorships, including advisory positions, accepted, as well as to notify the Governance Committee in advance of accepting any invitation to serve on another public company board.

Director Education and Orientation

The Board believes that ongoing director education is important for maintaining a current and effective Board. Accordingly, the Board encourages directors to be continually educated on matters pertinent to his or her service on the Board. It is the Board’s view that continuing education may be achieved in various ways as appropriate for each individual director, including, among other things, participation in formal education programs, conferences or seminars (the reasonable expenses of which are reimbursable by the Company) or through independent study or outside reading. In addition, from time to time, management may also bring education opportunities to the Board through management presentations, additional education materials or outside speakers.

BOARD & CORPORATE GOVERNANCE Corporate Governance Principles

New directors joining the Board also participate in a director orientation program, which involves a variety of informational sessions about our business, strategy and governance with Board members and members of executive and senior management. New directors typically join at least one Board committee upon joining the Board, and are also invited to participate as a guest director at the meetings of the other Board committees.

MEETING ATTENDANCE

Board and Committee Meetings

The Board and its standing committees held a total of fifty-four (54) meetings during 2017. The Board itself held eight (8) meetings during the year, including a two-day annual session focused on strategic planning. Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board and the committees on which he or she served during 2017.

54 Total Board and Committee Meetings in 2017

2017 Meetings
Board	8
Audit	11
Compensation	8
Credit	6
Finance	10
Governance	6
Risk	5

Stockholder Meetings

It is the Board’s policy that each director employs his or her best efforts to attend each of our annual stockholder meetings. Ten (10) of our eleven (11) then-serving Board members attended our 2017 Annual Meeting of Stockholders.

BOARD REFRESHMENT; CONSIDERATION OF DIRECTOR NOMINEES

Board Refreshment and Succession Planning

The Governance Committee primarily oversees the refreshment or succession planning of Board membership. Succession planning takes into account the importance of balancing the appropriate representation of experience and skills on the Board, with the benefits of Board refreshment. Identification of possible director candidates that possess the appropriate qualifications, desire to serve on a financial services public company board and are able to complement our existing Board can be a lengthy process. As such and as an ongoing matter, the Governance Committee discusses recruiting strategies and actively considers potential director candidates, whether or not there is an immediate vacancy on the Board to fill. It may from time to time use outside recruiters to assist with identifying potential candidates. The Governance Committee also reports to, and discusses director succession planning with, the full Board.

Based on the recruiting efforts of, and recommendations from, the Governance Committee, the Board appointed a new director during the 2017-2018 director term, and nominated a new director nominee for election at the Annual Meeting. Mr. John Clendening joined the Board in August 2017 and Ms. Kimberly Jabal has been nominated for election to join the Board for the 2018-2019 director term.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it is focused on assembling a well-rounded, diverse body of directors. The Governance Committee, with the participation of the full Board, is primarily responsible for reviewing the composition of the Board and identifying candidates for membership on the Board in light of our ongoing requirements, the committee’s assessment of the Board’s performance and any input received from stockholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates for nomination to the Board based on such individual’s skills, character, judgment and business experience, as well as his or her ability to diversify and add to the Board’s existing strengths. Overall, the Governance Committee typically seeks an appropriate mix of individuals with diverse backgrounds and skills complementary to our business and strategic direction. Please see the description under “Director Qualifications” above for additional information.

BOARD & CORPORATE GOVERNANCE Corporate Governance Principles

Stockholder Nominees

The Governance Committee considers director candidates it identifies, but will also consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees and considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership, and should be addressed to: SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, Attn: Corporate Secretary, Facsimile: (408) 969-6500.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see “Stockholder Proposals and Director Nominations” below.

COMMUNICATIONS WITH THE BOARD

Individuals who wish to communicate with our Board may do so by sending an e-mail to our Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairperson of the Board and shared with the full Board as appropriate.

CODE OF ETHICS

We maintain a Code of Ethics for the Principal Executive Officer and Senior Financial Officers (the “Code of Ethics”) that applies to our CEO, Chief Financial Officer, Chief Accounting Officer and other senior members of the Finance staff. A copy of the Code of Ethics is available on our website at www.svb.com under “About Us—Investor Relations—Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400. We intend to disclose any waivers from, or changes to, our Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2017.

CORPORATE SOCIAL RESPONSIBILITY

We are committed to the communities where we operate through corporate giving, employee volunteering, workforce development and environmental sustainability programs. In addition to these programs, we finance affordable housing in the San Francisco Bay Area as part of our commitment to the Community Reinvestment Act. We recognize that understanding our efforts to improve environmental, social and governance practices is increasingly important to our stockholders, customers and associates and have included some highlights below to clarify our ongoing commitments in these areas.

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Community Development – As a financial institution focused on supporting innovation and entrepreneurship, we have contributed to community development by collaborating with local organizations to offer lending solutions for small businesses in our communities, including collaborating with the Opportunity Fund, which provides microloans, along with education and support, to underserved small business owners, and partnering with Grameen America, which provides microloans and education to low-income female entrepreneurs. In addition, we have contributed funds and provided lending support to affordable housing efforts, including those of the Housing Trust Silicon Valley and various developers of affordable housing for very-low and low-income families, seniors, veterans and formerly homeless individuals in the San Francisco Bay Area.

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Environmental Sustainability – We have also invested in environmental sustainability both by implementing energy efficiencies internally that have significantly reduced carbon emissions and promoting sustainable practices in certain of our workplaces and by supporting companies that are developing energy and resource efficiency solutions.

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Diversity and Inclusion – In addition to investing in the environmental and economic health of our communities, we have also focused on fostering diversity and promoting inclusion in the workplace through corporate-wide initiatives, including hosting trainings and workshops on unconscious bias, sponsoring leading conferences focused on professional development for women, and serving as founding partner and global sponsor to theBoardlist, a resource designed to help recruit women for corporate board positions.

For further information regarding our sustainability and social responsibility efforts, please see our website under “About Us— Living Our Values.”

BOARD & CORPORATE GOVERNANCE Corporate Governance Principles

BOARD COMMITTEES

We believe our Board has created a sound committee structure designed to help the Board carry out its responsibilities in an effective and efficient manner. While the Board may form from time to time ad hoc or other special purpose committees, there are six (6) core standing Board committees: Audit, Compensation, Credit, Finance, Governance and Risk.

COMMITTEE INDEPENDENCE AND AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has determined that each of the current members of the Audit Committee, Compensation Committee, Credit Committee, Governance Committee and Risk Committee are “independent” within the meaning of applicable SEC rules, NASDAQ director independence standards and other regulatory requirements, to the extent applicable.

In addition, the Board has determined that each of Messrs. Robinson and Dunbar and Ms. Krishnan are “audit committee financial experts,” as defined under SEC rules, and possess “financial sophistication,” as defined under the rules of NASDAQ.

COMMITTEE GOVERNANCE

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committees’ charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board. The charters of each committee are available on our website, www.svb.com under “About Us—Investor Relations—Corporate Governance.”

The charters provide that each committee have adequate resources and authority to discharge its responsibilities, including appropriate funding for the retention of external consultants or advisers, as the committee deems necessary or appropriate.

Annual Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to assess committee performance and effectiveness. The assessments are conducted on an annual basis, and include a self-assessment by each committee. The review includes an evaluation of various areas that may include committee size, composition, performance, coordination among committee members and among the standing committees, and involvement with the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

COMMITTEE CHAIRPERSONS/MEMBERSHIP, RESPONSIBILITIES AND MEETINGS

All chairpersons of our six standing committees are independent and appointed annually by the Board of Directors. Each chairperson presides over committee meetings; oversees meeting agendas; serves as liaison between the committee members and the Board, as well as between committee members and management; and works actively and closely with executive and senior management on all committee matters, as appropriate.

Each committee meets regularly, at least on a quarterly basis. The committees, typically through their committee chairpersons, routinely report their actions to, and discuss their recommendations with, the full Board. In addition, certain committees periodically hold extended meetings dedicated to discussing key strategic matters or other business items, that are relevant or subject to the committee’s oversight responsibilities on a more in-depth basis.

BOARD & CORPORATE GOVERNANCE Board Committees

The names of the members and highlights of some of the key oversight responsibilities of the Board Committees are set forth below:

John Robinson, Chair Dave Clapper Roger Dunbar Lata Krishnan Mary Miller

Audit Committee (11 meetings in 2017)

•        Quality and integrity of our financial statements, including internal controls over financial reporting.

•        Independent auditor of the Company, including its qualification, independence, engagement, compensation and performance.

•        Internal audit function of the Company, as well as other key areas including information technology, security, litigation and regulatory enforcement matters.

Kate Mitchell, Chair Jeff Maggioncalda John Robinson Garen Staglin

Compensation Committee (8 meetings in 2017)

•        Overall compensation strategies, plans, policies and programs.

•        Executive and director compensation approval.

•        Compensation risk management, including annual compensation-related risk assessments.

Dave Clapper, Chair John Clendening Jeff Maggioncalda Kate Mitchell John Robinson

Credit Committee (6 meetings in 2017)

•        Credit and lending strategies, objectives and risks, primarily of the Bank.

•        Credit risk management, including reviewing internal credit policies and establishing portfolio limits.

•        Quality and performance of the credit portfolio.

Joel Friedman, Chair Eric Benhamou Roger Dunbar Lata Krishnan Mary Miller

Finance Committee (10 meetings in 2017)

•        Financial strategies, objectives and risks relating to capital and liquidity management, investments, derivative activities, and funds management.

•        Annual budget of the Company, and recommendation to the Board for approval.

•        Compliance with certain applicable financial regulatory requirements, including capital adequacy/planning and stress testing.

•        Material corporate development matters that may result in a significant financial impact.

Eric Benhamou, Chair Roger Dunbar Joel Friedman Garen Staglin

Governance Committee (6 meetings in 2017)

•        Corporate governance practices, including our Corporate Governance Guidelines.

•        Annual performance evaluation processes of our Board and its committees, and CEO.

•        Identification and nomination of director candidates.

•        Regulatory compliance function of the Company, including financial crimes risk management.

Roger Dunbar, Chair Eric Benhamou Dave Clapper Joel Friedman Kate Mitchell John Robinson

Risk Committee (5 meetings in 2017)

•        Enterprise-wide risk management policies of the Company.

•        Operation of our enterprise-wide risk management framework.

•        Risk appetite statement of the Company, including recommendations to the Board regarding any changes.

•        Overall risk profile of the Company.

BOARD & CORPORATE GOVERNANCE Board Committees

AUDIT COMMITTEE REPORT

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. All members of the Audit Committee are “independent” as defined by NASDAQ and the requirements of the Exchange Act, and meet the applicable heightened independence criteria under SEC rules. In addition, Messrs. Robinson and Dunbar and Ms. Krishnan meet the “audit committee financial expert” requirement as defined in Regulation S-K under the Exchange Act, and possess “financial sophistication,” as defined under the rules of NASDAQ.

Responsibilities of the Audit Committee

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices, the quality and integrity of our financial statements and reports and our internal control over financial reporting. The committee is responsible for the appointment (or reappointment) and the compensation of our independent registered public accounting firm, as well as for the review of the qualifications, independence and performance of the registered public accounting firm engaged as our independent auditors. Specifically, in reappointing KPMG LLP as the Company’s independent registered public accounting firm for 2018, the Audit Committee considered, among other factors: KPMG’s performance on prior audits; the quality, efficiency and cost of KPMG’s services; KPMG’s knowledge of the Company’s business and the banking industry; and KPMG’s overall relationship with the Audit Committee and management. (See “Other Proxy Proposals—Ratification of Appointment of Independent Registered Public Accounting Firm—Principal Audit Fees and Services” for more information about the Audit Committee’s oversight of KPMG’s audit and permissible non-audit fees.)

In addition, the Audit Committee oversees our Internal Audit function, as well as other management functions including information technology and security. To the extent applicable, the committee also oversees the Company’s material litigation matters, regulatory enforcement actions, and other legal proceedings.

The Audit Committee meets regularly in executive session with our independent auditor and our Head of Internal Audit (both separately and together), as appropriate.

Responsibilities of Management, Independent Auditor and Internal Audit

Management has the primary responsibility over the Company’s financial statements and the reporting process, as well as our internal controls. Our independent registered public accounting firm, KPMG, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting in accordance with the requirements promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). KPMG has served as our independent auditor since 1994.

Our Head of Internal Audit reports directly to the Audit Committee (and administratively to the CEO). Under his direction, our Internal Audit function is responsible for preparing an annual audit plan and conducting internal audits intended to evaluate the Company’s internal control structure and compliance with applicable regulatory requirements.

Financial Reporting for 2017

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2017, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework (2013).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

BOARD & CORPORATE GOVERNANCE Board Committees

(Report of the Audit Committee of the Board continued)

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements as of and for the year ended December 31, 2017. The Audit Committee discussed with the independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor the auditor’s independence from us and our management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

John Robinson (Chair)	David Clapper	Roger Dunbar	Lata Krishnan	Mary Miller

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2017 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Kate Mitchell (Chair)	Jeff Maggioncalda	John Robinson	Garen Staglin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, the Compensation Committee (or the 162(m) Committee of the Board) performed all executive compensation-related functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. See discussion above under “Board Committees—Committee Chairpersons/Membership, Responsibilities and Meetings” for additional information on the Compensation Committee. Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation or determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of the members of the Compensation Committee has ever been one of our officers or employees and none of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board.

BOARD & CORPORATE GOVERNANCE Board Committees

COMPENSATION FOR DIRECTORS

OVERVIEW

Our compensation for our non-employee directors is designed to be competitive with other financial institutions that are similar in size, complexities or business models. In addition, our director compensation is designed to be tied to business performance and stockholder returns, and to align director and stockholder interests through director ownership of the Company’s stock.

The Compensation Committee oversees and approves our director compensation. In doing so, the Compensation Committee reports to and, as appropriate, consults with, the full Board on all relevant matters. Our CEO, the only employee director on the Board, does not receive any payment for his services as a director.

Determination of Director Compensation

Each year, the Compensation Committee, together with its independent compensation consultant, conducts a comprehensive review of director compensation, taking into consideration our overall compensation philosophy, as well as competitive compensation data from the Company’s Peer Group for the applicable year and other relevant and comparable market data and trends. The committee reviews, on at least an annual basis, each of the various pay components, the form and amount of payment, as well as the cash/equity compensation mix. Based on such review and any recommendations from its independent compensation consultant, the Compensation Committee may make changes to director compensation to the extent it deems appropriate. No changes to director compensation were made in 2017.

Elements of Director Compensation

Compensation for our non-employee directors reflects a combination of cash (annual retainer fees and committee meeting fees) and equity (annual restricted stock unit awards). Directors are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Schedule of Director Fees
Annual Director Retainer Fee	$60,000
Annual Chairperson Fee	$90,000, Board Chair $20,000, Audit Committee Chair $15,000, Compensation Committee and Risk Committee Chairs $12,000, Credit, Finance and Governance Chairs
Committee Meeting Fees

$2,500 (in-person)/$1,250 (telephonic), Audit Committee

$1,500 (in-person)/$750 (telephonic), all other committees

$5,000 per day, for Audit Committee strategic planning or other extended meetings

$3,000 per day, for strategic planning or other extended meetings for all other committees

Annual Equity Retainer Award	Grant of restricted stock units subject to annual vesting with a total value of approximately $200,000 and $100,000 for the Board Chair and each of the other non-employee directors, respectively.

2017 Director Compensation

The following table sets forth the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2017.
Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Total
Roger F. Dunbar	$210,750	$200,154	$410,904
Eric A. Benhamou	97,500	100,077	197,577
David M. Clapper	104,750	100,077	204,827
John S. Clendening(2)	51,640	73,151	124,791
Joel P. Friedman	98,250	100,077	198,327
Lata Krishnan	85,500	100,077	185,577
Jeffrey N. Maggioncalda	77,250	100,077	177,327
Mary J. Miller	91,500	100,077	191,577
Kate D. Mitchell	98,250	100,077	198,327
John F. Robinson	125,000	100,077	225,077
Garen K. Staglin	75,750	100,077	175,827

(1)  Values indicated for annual director equity awards reflect the fair value of restricted stock units at the time of grant for the fiscal year for the 2017-2018 term. The actual value realized is subject to our stock price performance on the date of settlement.

(2)  Mr. Clendening joined the Board in August 2017; represents a prorated annual equity award.

BOARD & CORPORATE GOVERNANCE Director Compensation

Director Equity Compensation; Deferral Elections

Our annual equity retainer awards are typically granted to directors in the form of restricted stock units. The awards are approved by the Compensation Committee and are granted approximately one month after the Company’s annual meeting of stockholders. The awards vest in full upon the completion of the annual director term on the date of the next annual meeting. In 2017, the directors were granted an aggregate total of 6,508 restricted stock units with a scheduled vesting date of the upcoming Annual Meeting.

Non-employee directors may elect an irrevocable deferral of the settlement of restricted stock unit awards until the earliest of: (i) a specific future settlement date that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, (ii) separation from service, (iii) the date of a change in control, (iv) death or (v) the date of disability. Mdmes. Krishnan and Mitchell elected to defer the settlement of their 2017 equity grants of 561 restricted stock units each.

Equity Plan Limits Applicable to Directors

Equity grants to directors are subject to the terms of our 2006 Equity Incentive Plan, as amended, including the following limitations (as provided under the plan):

•	No non-employee director may be granted, in any fiscal year, awards covering shares having an initial value greater than $500,000.

•	Annual director grants may become fully vested no earlier than the last day of the director’s then current annual term of service, subject to certain limited exceptions as provided under the plan.

DIRECTOR EQUITY OWNERSHIP GUIDELINES

Under the current equity ownership guidelines for our non-employee directors, each non-employee member of the Board of Directors is expected to hold, within five years of becoming a director, shares of our Common Stock that have a minimum value equivalent to 600% of his or her annual retainer fee.

The Compensation Committee is responsible for setting and periodically reviewing the equity ownership guidelines. Equity ownership requirements for directors are established based upon a competitive review and subsequent recommendations by the committee’s independent compensation consultant. The Governance Committee is responsible for overseeing director compliance with these guidelines, and reviews directors’ holdings on a quarterly basis. Any exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2017, all non-employee directors had attained the applicable ownership requirements or otherwise remained on target to meet such requirements within the established compliance time frame.

BOARD & CORPORATE GOVERNANCE Director Compensation

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS POLICY

Our policy on related party transactions (“Related Party Policy”) governs transactions involving us and certain related persons that are required to be disclosed under Item 404 of SEC Regulation S-K. We regularly monitor our business dealings and those of our directors and executive officers, as appropriate, to determine whether any such dealings would constitute a related party transaction under the Related Party Policy. Generally, under the policy, any transaction, arrangement or relationship will be considered an interested transaction subject to the review or approval of the Audit Committee, if: (i) we are a participant in the transaction; (ii) the aggregate transaction amount involved will or may be expected to exceed $120,000 in any calendar year; and (iii) a related person or party has or will have a direct or indirect material interest in the transaction. The following persons are considered “Related Parties” under the Related Party Policy: (i) any director or executive officer of the Company; (ii) any nominee for director of the Company; (iii) any holder of more than 5% of our Common Stock; and (iv) any immediate family member of any of the above.

We have implemented a framework to help identify potential related party transactions, which may include from time to time, loan transactions by the Company or the Bank, investment transactions, compensation arrangements, or other business transactions involving us or our subsidiaries. Under this framework, we have processes in place that are designed to identify, review and escalate, as appropriate, proposed transactions involving a potential Related Party. Employees are also expected to escalate any transaction involving potential conflicts of interests pursuant to our Code of Conduct.

The Audit Committee has primary responsibility for reviewing these transactions for potential conflicts of interest and approving them (or denying approval, as the case may be). Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, ratified or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson. Additionally, the Credit Committee reviews and approves certain related party loan transactions as described below, and the Governance Committee takes into consideration related party transactions involving our directors as part of its annual director independence review.

INSIDER LOAN POLICY

We also have in place a policy that permits the Bank to make loans (“Insider Loans”) to directors, executive officers and principal stockholders of the Bank or its affiliates and the related interests of those Insiders (“Insiders”), pursuant to the applicable requirements of Regulation O of the Federal Reserve Act (“Regulation O”). Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002, as they are made by the Bank and subject to Regulation O.

Pursuant to Regulation O, our Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (i) are approved in advance by a majority of the Board of Directors of the Bank, if the aggregate amount of all outstanding extensions of credit to the Insider and to all related interests of the Insider exceeds $500,000; (ii) are extended under substantially the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with non-Insider Bank clients; and (iii) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval may not participate either directly or indirectly in the voting to approve such extension of credit.

RELATED PARTY TRANSACTIONS

Ordinary Course Loan Transactions

Except as described below, during 2017 the Bank made loans to Related Parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of 10% or more of the equity securities of such companies, that were (i) in the ordinary course of business, (ii) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) not involving more than the normal risk of collectability or present other unfavorable features.

BOARD & CORPORATE GOVERNANCE Related Transactions

Employee Matters

SVB also maintains an Employee Home Ownership Program (“EHOP”), a benefit program that allows eligible non-executive employees of the Bank and its affiliates to receive mortgage loans at preferred rates. Generally, executive officers may not participate in the EHOP unless they have received a loan prior to their appointment as executive officers, as was the case for Mr. Phil Cox. In September 2011, Mr. Cox received an EHOP mortgage in the amount of approximately $311,000, which was fully repaid on September 19, 2017.

We also maintain a series of employee-funded investment funds known as Qualified Investors Funds (“QIFs”), which invest employees’ own capital in certain funds, including certain SVB Capital funds. We pass on the cost of external expenses to the QIF participants and do not charge a management fee. Participating employees must meet certain eligibility qualifications pursuant to applicable regulatory requirements. Messrs. Beck, Becker, Cadieux, China, Cox, Descheneaux, Dreyer, Leone and Zuckert and Mdme. Draper have each made commitments to QIFs in commitment amounts ranging from $50,000 to $1,025,000.

Vendor Arrangements

In July 2017, Cachematrix, a cash management platform provider for the Bank’s Cash Sweep Program, was acquired by BlackRock, Inc., which, together with its affiliates, is a greater than 5% owner of our outstanding voting securities. In 2017, we paid fees totaling approximately $770,000 to Cachematrix. Additionally, we offer certain BlackRock investment funds, among other third party investment funds, under our Cash Sweep Program. Client investments in the Cash Sweep Program are initiated and directed by clients themselves.

In addition, we have engaged The Vanguard Group, which, together with its affiliates, is a greater than 5% owner of our outstanding securities, as the record-keeper and trustee of our 401(k) and Employee Stock Ownership Plan, as well as the record-keeper of our Deferred Compensation Plan. We paid The Vanguard Group a fee of approximately $215,000 relating to services rendered in 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and other information known to us, that during fiscal year 2017 our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner.

BOARD & CORPORATE GOVERNANCE Section 16(a) Compliance

EXECUTIVE OFFICERS AND COMPENSATION

Information on Executive Officers

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of each of our executive officers, as of the date of this Proxy Statement, and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation

Greg W. Becker	50	President and Chief Executive Officer

Dan J. Beck	45	Chief Financial Officer

Marc C. Cadieux	51	Chief Credit Officer

John D. China	52	Head of Technology Banking

Philip C. Cox	51	Head EMEA and President of the UK Branch

Michael R. Descheneaux	50	President, Silicon Valley Bank

Michelle A. Draper	50	Chief Marketing Officer

Michael L. Dreyer	54	Chief Operations Officer

Christopher D. Edmonds-Waters	55	Chief Human Resources Officer

Laura H. Izurieta	57	Chief Risk Officer

Roger E. Leone	64	Chief Information Officer

Michael S. Zuckert	59	General Counsel

EXECUTIVE BIOGRAPHIES

Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Dan J. Beck, Chief Financial Officer, is responsible for our finance, treasury and accounting functions. Before joining the Company in 2017, Mr. Beck served as the Chief Financial Officer for Bank of the West, a subsidiary of BNP Paribas Group, from June 2015 to May 2017 and as Executive Vice President and Corporate Controller from June 2008 to June 2015. Prior to his tenure at Bank of the West, Mr. Beck held various finance and accounting roles with Wells Fargo Bank, the Federal Home Loan Mortgage Corporation, E*TRADE Financial Corporation and Deloitte & Touche LLP. Mr. Beck holds a B.S. in Accounting from Virginia Commonwealth University and a B.S. in Biology from Virginia Polytechnic Institute and State University.

Marc C. Cadieux, Chief Credit Officer, oversees our credit administration function. Mr. Cadieux joined us in 1992 and has held a variety of positions of increasing responsibility in the areas of credit administration, business development and relationship management during his tenure with the Company. Mr. Cadieux was previously the Division Risk Manager for SVB’s Eastern Division, where he was responsible for overseeing our commercial lending activities in the United States, Canada, the United Kingdom and Israel. Mr. Cadieux was appointed as Assistant Chief Credit Officer in 2009 and was later appointed as Chief Credit Officer in 2013. Prior to joining the Company, Mr. Cadieux held several credit-related positions with Pacific Western Bank and Bank of New England. Mr. Cadieux holds a Bachelor’s degree in Economics from Colby College.

EXECUTIVE OFFICERS & COMPENSATION Information on Executive Officers

John D. China, Head of Technology Banking, oversees the growth of our technology banking business. Mr. China joined us in 1996 as Senior Relationship Manager and has since held a variety of positions with the Company, including Head of Venture Capital Management and Head of Venture Capital and Private Equity division. Mr. China was appointed as the Head of Relationship Management in 2010, Head of Relationship Banking in 2014, and Head of Technology Banking in 2017. Mr. China is a member of the boards of H2, a digital industry leadership network, and BUILD, a nonprofit organization dedicated to educating under-resourced youth through entrepreneurship; and the advisory boards of Alpha Club, a networking community of founders, CEOs and technology influencers, and York Butter Factory, an Australian coworking and startup incubator space. Mr. China holds a Bachelor’s degree in Industrial Engineering from Stanford University.

Philip C. Cox, Head of Europe, Middle East and Africa; President of the UK Branch, is focused on the international development of our business and is responsible for our UK branch. Mr. Cox joined us in 2009 as Head of UK, Europe & Israel, where he was responsible for the overall strategic direction of the Company in the UK, Europe and Israel, as well as the establishment of our UK Branch banking business, prior to his appointment to his current role in 2012. Prior to joining the Company, Mr. Cox was Head of Commercial Banking at the Bank of Scotland in London, a division of Lloyds Banking Group (2008-2009) and the Chief Executive Officer of Torex Retail PLC (2005-2008). Prior to his tenure at Torex Retail PLC, Mr. Cox spent approximately 23 years with NatWest/RBS Group in a variety of positions, including Managing Director of Transport and Infrastructure Finance, Regional Managing Director of the North of England Region and the same position for the South West and Wales business. Mr. Cox is a member of the Chartered Institute of Bankers (UK) and the Association of Corporate Treasurers (UK).

Michael R. Descheneaux, President, Silicon Valley Bank, oversees the Company’s global commercial bank, private bank and funds management businesses, as well as credit administration. Mr. Descheneaux joined us in 2006 as Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he was responsible for all our finance, treasury, accounting and legal functions, as well as our funds management business until he assumed his current role in 2017. Prior to joining the Company, Mr. Descheneaux was a managing director of Navigant Consulting (2004 – 2006) and held various leadership positions with Arthur Andersen (1995 – 2002). Mr. Descheneaux holds a Bachelor’s degree in Business Administration from Texas A&M University. He is also a certified public accountant, as well as a member of the Texas State Board of Public Accountancy.

Michelle A. Draper, Chief Marketing Officer, is responsible for the strategy and execution of our global marketing initiatives. Prior to joining us in 2013, Ms. Draper held various senior-level marketing positions at Charles Schwab & Co. from 1992 - 2013, including as Senior Vice President of Institutional Services Marketing, where she oversaw advertising, brand management and other key marketing strategies. Prior to that, Ms. Draper also served as a director of Investor Services Segment Marketing and Vice President of Advisor Services Marketing Programs, developing marketing strategies for both the retail and institutional sides of the Charles Schwab business. Ms. Draper holds a Bachelor’s degree in Journalism from California Polytechnic State University – San Luis Obispo, as well as Series 7 General Securities Representative and Series 24 General Securities Principal licenses.

Michael L. Dreyer, Chief Operations Officer, is responsible for the Company’s global technology and infrastructure functions. Prior to joining us in 2015, Mr. Dreyer served as the Chief Operations Officer and President of the Americas for Monitise, where he was responsible for the design, build and operations of Monitise’s technology globally, as well as its Americas business (2014 - 2015). Prior to that, Mr. Dreyer was the Chief Information Officer at Visa Inc., where he was responsible for company’s systems and technology platforms (1998 - 2014). Mr. Dreyer has also held various senior-level positions at American Express, Prime Financial, Inc., the Federal Deposit Insurance Corporation (FDIC) and Bank of America. He has been on the board of directors of Finisar Corporation since 2015, and F5 Networks Inc., since 2012. Mr. Dreyer holds a Bachelor’s degree in Psychology and a Master’s degree in Business Administration from Washington State University.

Christopher D. Edmonds-Waters, Chief Human Resources Officer, oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions. Mr. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness and was appointed to his current role in 2007. Prior to joining the Company, Mr. Edmonds-Waters held various senior-level human resources positions at Charles Schwab & Co. from 1996 – 2003 and began

EXECUTIVE OFFICERS & COMPENSATION Information on Executive Officers

his career at Macy’s California where he held various merchandising as well human resources roles. Mr. Edmonds-Waters holds a Bachelor’s degree in Intercultural Communications from Arizona State University and a Master’s degree in Human Resources and Organization Development from the University of San Francisco.

Laura H. Izurieta, Chief Risk Officer, is responsible for leading our enterprise-wide risk management, corporate compliance and regulatory functions. From 2000 until joining the Company in 2016, Ms. Izurieta held various roles of increasing responsibility at Capital One, including Vice President of Corporate Reputation and Governance, Vice President of Capital One Home Loans and Vice President of Information Technology, and most recently as the Executive Vice President and Chief Risk Officer, Retail and Direct Bank. Prior to her tenure at Capital One, Ms. Izurieta also held positions at Freddie Mac and Bank of America. Ms. Izurieta holds a Bachelor’s degree in Business Administration from Towson University and a Master’s degree in Applied Behavioral Science from John Hopkins School of Business.

Roger E. Leone, Chief Information Officer, oversees our information technology function and previously served as Head of IT Infrastructure Engineering and Operations. Prior to joining us in 2015, he served in a range of technology positions, including as an independent consultant from (2011-2014) and Vice President, Global IT Services at Yahoo! (2010-2011). Prior to that, Mr. Leone held various senior-level IT positions at Pfizer (1996 – 2010), including as Vice President of Americas Regional Shared Services, where he managed a team of over 400 IT professionals supporting over 26,000 clients in the Americas. Prior to his time at Pfizer, Mr. Leone spent approximately 20 years with Bank of America in a variety of IT positions. Mr. Leone holds a Bachelor’s degree in Mathematics from Utica College of Syracuse University.

Michael S. Zuckert, General Counsel, is responsible for all our legal and government affair matters. Prior to joining the Company in 2014, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup (2009-2014), where he served as general counsel for the company’s non-core assets business, Citi Holdings, and focused on mergers and acquisitions. Prior to his time at Citigroup, Mr. Zuckert held various senior-level positions at Morgan Stanley & Co. Inc., and was Vice President and General Counsel at TheStreet.com, Inc., an online financial news provider. Mr. Zuckert is a director of the Law Foundation of Silicon Valley and the Global EIR Coalition and a member of the leadership council of Tech:NYC. He holds Bachelor’s degrees in History and Law and Society from Brown University and a Juris Doctor from New York University School of Law.

EXECUTIVE OFFICERS & COMPENSATION Information on Executive Officers

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) discusses our 2017 executive compensation program, primarily as it relates to our “named executive officers” (“NEOs”).

CD&A EXECUTIVE SUMMARY

MESSAGE FROM THE COMPENSATION COMMITTEE

We, as the Compensation Committee of the Board of Directors (“Compensation Committee”), have the delegated responsibility of primary oversight over the design and execution of the Company’s executive compensation program. We did not make any material changes to the design of our executive compensation program for 2017, and remained consistent with our core compensation strategy and philosophy, taking into account the following key considerations in determining executive pay:

•  Performance - Setting challenging performance metrics aligned with our strategic business and growth objectives, as well as stockholder interests;

•  Risk - Establishing a compensation framework that incents consistent and sustainable long-term performance, but without encouraging undue risk-taking; and

•  Talent - Setting appropriate compensation to attract and retain the executive talent needed for our business.

We also considered the Company’s pace of growth and increasing business and regulatory complexities. Overall, we were pleased to see another year of strong performance delivered by the Company. Our pay decisions reflected that performance, as well as our continuing emphasis on our core banking business, operational infrastructure, risk management and financial performance. In 2018, we remain committed to setting the appropriate compensation framework to drive our long-term, sustainable global growth and other strategic objectives.

Kate Mitchell, Chair	Jeff Maggioncalda	John Robinson	Garen Staglin

EXECUTIVE COMPENSATION ELEMENTS AT-A-GLANCE

CASH COMPENSATION		EQUITY COMPENSATION

Base Salary	Incentive Compensation Plan (ICP)	Performance-Based Restricted Stock Units (PRSUs)	Stock Options	Restricted Stock Units (RSUs)
----------------- Short-Term Emphasis -----------------		------------------------------------------- Long-Term Emphasis -------------------------------------------
Ongoing	1-Year Performance Period	3-Year Performance Period	4-Year Vesting Period
Fixed	Performance-Based			Fixed^
----------------------------------------------------------------------------- Applicable Performance Metrics -----------------------------------------------------------------------------
Compensation Committee judgment	Return on Equity Formulaic pool funding, plus Compensation Committee judgment	Total Stockholder Return Return on Equity Selected Fee Income Formulaically determined, plus Compensation Committee judgment	Stock Price Appreciation

^	Any incremental value realized above the grant value of time-based RSUs, as well as earned PRSUs, is based on stock price appreciation.

2017 Named Executive Officers
GREG BECKER, President and Chief Executive Officer	JOHN CHINA, Head of Technology Banking
DAN BECK, Chief Financial Officer	MICHAEL DREYER, Chief Operations Officer
MICHAEL DESCHENEAUX, President, Silicon Valley Bank (former CFO)	LAURA IZURIETA, Chief Risk Officer

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

2017 CEO COMPENSATION HIGHLIGHTS

2017 Company Performance

The Compensation Committee takes into consideration a variety of factors on a formulaic, as well as discretionary, basis, in determining actual CEO and executive compensation. As further detailed in the Proxy Summary Information section at the beginning of this Proxy Statement, the Company performed well in 2017. In particular, its annual earnings per share (“EPS”) and total net income increased by 26% and 28%, respectively, compared to the prior year of 2016. The Company’s annual return on equity (“ROE”) for 2017 was 12.38%, reflecting a 14% year-over-year increase. Our stock price performance was also strong, ranking first against our 2017 Peer Group based on total stockholder return. Accordingly, our CEO compensation for 2017 reflected the year’s strong performance as described below.

Stock Performance ▲ Total Stockholder Return – ranked #1 against 2017 peer Group* ▲ SIVB Stock Price – 36.2% year-over- year increase**

2017 CEO Pay Summary+

2017 Year-Over-Year Changes			CEO Compensation Based on SEC-reported total compensation
Total Target Pay	▲ 15%	Primarily due to an increase in long-term equity incentive awards.
Total SEC- Reported Pay	▲ 19%	Primarily due to an increase in long-term equity incentive awards and higher annual cash incentive compensation due to strong Company and individual performance.

Continued Emphasis on Performance-Based, Long Term CEO Pay (Competitive with Peers)

Fixed v. Performance-Based CEO Target Pay	Short-Term v. Long-Term CEO Target Pay	2017 CEO Target Pay Mix
(Compared to 2017 Peer Group)

Fixed Pay: Performance-Based Pay: Base Salary, RSUs ICP, PRSUs, Stock Options	Short-Term Pay: Long-Term Pay: Base Salary, ICP PRSUs, RSUs, Stock Options	83% of total target pay at risk (slight increase from last year at 81%)

*	Based on TSR calculation methodology described on page 40.
**	Based on closing prices reported as of December 30, 2016 and December 29, 2017.
+	CEO Target Pay discussed in this summary is based on the actual equity grant value of target awards.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

EPS Net Income ROE SVB Fixed Peer Performance-Based 33% 33% 67% 67% SVB Short-Term Peers Long-Term 34% 45% 55% 66% Long-Term Equity Base Salary ICP 66% 17% 17%

EXECUTIVE COMPENSATION AND PRACTICES

Highlights of our executive compensation program and practices are set forth below: (details are further discussed in this CD&A section)

Compensation Oversight and Governance

•	Independent Board* oversight of CEO compensation (based on the Compensation Committee’s recommendations)

•	Independent Compensation Committee oversight of non-CEO executive compensation

•	Independent compensation consultant to the Compensation Committee

•	Active Compensation Committee engagement (held 8 meetings in 2017)

Focus on Stockholder Interests

•	Say on Pay vote on an annual basis (Say on Pay approval rate of 98.6% of votes cast in 2017)

•	Robust executive equity ownership guidelines

•	Continuing stockholder outreach to solicit feedback and to discuss our business and practices (throughout the year)

•	Performance metrics focused on stockholder return (including total stockholder return and return on equity)

Compensation Risk Mitigation and Management

•	Compensation risk management (including annual risk assessments, internal audit review of compensation programs, oversight under the Company’s enterprise-wide risk management framework)

•	Minimums/maximums applied to incentive awards (minimum performance thresholds and maximum funding limits)

•	No hedging or pledging (executives not permitted to hedge ownership of our securities through selling puts or shorts, or to pledge our securities to secure personal obligations)

Executive Compensation Features

•	Competitive benchmarking against peers (both compensation and performance)

•	Double trigger change in control severance (under our executive Change in Control Plan)

•	No 280G excise tax gross-ups (under our executive Change in Control Plan)

•	No individual employment agreements for executives (unless required by law)

•	No executive perquisite/benefit programs

•	No special executive retirement benefits; no pension or SERP plans

Equity Plan Practices

Our executives’ equity awards are made under our 2006 Equity Incentive Plan and have the following features/practices:

General Features/Practices:

¡	No evergreen provision

¡	No recycling of shares used to pay for the exercise price of stock options

¡	Annual burn rate maximum of 2.5% (2017 burn rate was 1.17%)

¡	No single-trigger vesting upon change in control

¡	No tax gross-ups for plan awards

Stock Options:

¡	No stock option repricing/exchange without stockholder approval

¡	No stock option reloads

¡	Minimum 100% fair market value exercise price for options

¡	Maximum 7-year term for options

¡	Minimum 1-year vesting for stock options awards (typical practice – 4 years)

Full Value Awards:

¡	Each full value award share counted as 2 shares

¡	Minimum 3-year time-based vesting for full value awards (typical practice – 4 year vesting)

¡	Minimum 1-year vesting for performance-based full value awards (typical practice – 3-year vesting)

*  *  *  *

* Independent members acting as a committee, without CEO participation

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The key compensation philosophy and objectives of our executive compensation program and practices are as follows:

•  Aligning the interests of our stockholders, our Company and employees;

•  Tying pay to Company and individual performance through appropriate performance metrics and consideration of market and business environment dynamics;

•  Maintaining an appropriate pay mix, with an emphasis on performance-based pay and long-term incentive compensation;

•  Paying competitively based on external market standards, while considering internal parity;

•  Recruiting and maintaining a cohesive, top-talent executive management team; and

•  Focusing on strong governance and risk management practices.

Our compensation philosophy and program take into consideration our business objectives (including our long-term global growth); the relative complexity our business diversity represents in an organization of our size; stockholder interests; appropriate risk management practices; emerging trends in executive compensation (particularly for financial institutions); applicable regulatory requirements; and market practices.

COMPENSATION GOVERNANCE AND RISK MANAGEMENT

Role of Compensation Committee; Compensation Committee Meetings

All members of the Compensation Committee are “independent” under applicable NASDAQ rules. The Compensation Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation philosophy described above. The committee: (i) reviews and recommends for independent Board approval the compensation of the CEO, and (ii) reviews and approves the compensation of all other non-CEO executive officers. In carrying out its oversight responsibilities, the committee regularly reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Compensation Committee also makes recommendations for all other compensation-related matters that require full Board approval.

The Compensation Committee meets on a regular basis, and routinely meets in executive session without management present. During 2017, the Compensation Committee held 8 meetings, including an extended annual session where the Compensation Committee met with key members of executive management, including the CEO, President of the Bank, Chief Financial Officer, Chief Human Resources Officer, Chief Risk Officer and General Counsel, to review compensation programs in light of the Company’s strategic objectives, as well as relevant market trends.

Role of the Independent Board Members

Subject to the recommendation of the Compensation Committee, all of the independent directors of the Board (all Board members except the CEO, acting as a committee) review and approve the compensation for the CEO. Such review and approval are conducted during the executive sessions, where neither the CEO nor any other member of management is present.

Role of Chief Executive Officer

At the Compensation Committee’s request, our CEO will attend portions of the Compensation Committee’s meetings and executive sessions to discuss the Company’s performance and compensation-related matters. He does not participate in any deliberations relating to his own compensation. The committee considers the CEO’s recommendations, but retains full discretion to approve, or recommend for the independent members of the Board to approve, all executive compensation.

Role of Compensation Committee Consultant

The Compensation Committee has continued to retain Pay Governance LLC, an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the committee’s charter. The Compensation Committee in its sole discretion selects the consultant, and determines its compensation and the scope of its responsibilities.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

In 2017, Pay Governance assisted the Compensation Committee with: advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on director and executive compensation levels and practices, including review and recommendations on director, CEO and other executive compensation and evaluation of CEO pay and Company performance; advice on the Company’s peer group; guidance on the design of our compensation plans and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Compensation Committee’s annual review of potential risks associated with our compensation programs; recommendations regarding our 2006 Equity Incentive Plan; and periodic reports to the Compensation Committee on market and industry compensation trends and regulatory developments.

Pay Governance provides services only to the Compensation Committee, and not to the Company, and did not provide any additional services to the committee outside of executive and director compensation consulting during 2017. In addition, the Compensation Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2017.

Compensation Risk Management

A primary area of focus of the Compensation Committee is compensation risk management. The committee, together with its compensation consultant, conducts annual risk assessments of our compensation program, which include process, tone and culture. Our compensation program is also reviewed by our internal audit function, as well as discussed as part of our Risk Appetite Statement and enterprise risk management efforts. Based on these various steps, we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

Moreover, our compensation programs and risks are routinely discussed at the Board-level, both with and without the CEO present. In particular, the chairperson of our Compensation Committee reports to and discusses compensation risk issues with the full Board and the Risk Committee. The chairperson of the Compensation Committee and one other member of the committee (who also serves as the chairperson of the Audit Committee) are members of the Risk Committee of the Board of Directors. Additionally, certain compensation matters are also reviewed with the Audit Committee, particularly as it relates to exclusions under our ICP funding.

ANNUAL SAY ON PAY; FOCUS ON STOCKHOLDERS

Say on Pay Frequency

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. Our Board of Directors values the opinions of our stockholders and believes an annual advisory vote allows our stockholders to provide us with their input on our executive compensation program.

We conducted an advisory vote on the frequency of the advisory Say on Pay vote at our 2017 Annual Meeting. Following the recommendation of our stockholders in 2017, we will continue to hold our advisory Say on Pay vote on an annual basis.

2017 Say on Pay Advisory Vote

In 2017, over 98.6% of the votes cast approved our 2016 executive compensation program (as described in our 2017 proxy statement). In light of the strong voting support and the extent of other feedback we have solicited from our stockholders, the Compensation Committee remained consistent with our executive compensation philosophy, policies or overall program, and did not make any material changes. Nevertheless, we continue to carry out our executive compensation program based on our key philosophy and objectives as described above. The Compensation Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as our corporate strategy, the business environment and competition for talent, as well as stockholder feedback.

Stockholder Focus

We are focused on the interests of our stockholders. Our two primary performance metrics selected for our performance-based incentive awards measure stockholder return: (i) total stockholder return (for our executives’ performance-based restricted stock unit awards); and (ii) return on equity (for our annual incentive compensation awards). In both cases, we measure performance relative to our peers.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

We conduct active investor outreach activities throughout the year to engage with our stockholders. Additionally, as part of our annual proxy statement preparation process, we routinely and proactively reach out to our key stockholders to invite their feedback, including their view about our executive compensation program.

COMPENSATION DECISIONS

Our Compensation Committee is responsible for deciding the design of the executive compensation structure (including choosing and setting applicable performance metrics, selecting the forms of compensation, determining the overall pay mix and setting pay levels) and approving actual executive compensation awards. (In the case of the CEO, the Compensation Committee makes recommendations about CEO pay decisions for approval by the independent members of the full Board.) Decisions are typically made within the first quarter of each year, both to determine the compensation design applicable for any performance period involving that particular and subsequent years, and to approve any incentive awards based on the prior year’s performance.

While compensation decisions are made during the earlier part of the year, the rest of the year is focused on monitoring performance against set goals and determining funding accruals, as well as other aspects of the compensation program, including, among other things, peer group review, compensation design changes for the subsequent years, compensation risk review, and monitoring market and governance trends impacting compensation.

As further discussed below, in making compensation decisions, the Compensation Committee considers a variety of factors and data, including peer benchmarking and other industry data and performance reviews of individual executives. The key decisions for 2017 relating to our NEOs are also summarized below under “2017 NEO Compensation Decisions.”

Competitive Benchmarking Against Peers

For 2017, the Compensation Committee benchmarked and compared our compensation and performance with our peer companies, in a manner consistent with prior years. The names of the 18 companies on our 2017 Peer Group list is set forth below.

The Compensation Committee, with its compensation consultant and management, reviews on at least an annual basis, the composition of the peer group. In determining the composition, the Compensation Committee considers various factors and characteristics including, among other things, industry, business model, complexity of the business, geography, market capitalization, asset size, assets under management, number of employees, performance on financial and market-based measures, and extent they compete with us for talent.

Based on the above considerations, the Compensation Committee added six new companies to the 2017 Peer Group (indicated with an asterisk (*) on the list to the right), and removed three companies (FirstMerit Corporation (acquired), and primarily due to asset size, Investors Bancorp, Inc. and Prosperity Bancshares, Inc.).

It is important to note that in determining executive compensation, the Compensation Committee does not solely rely on comparative data from the 2017 Peer Group. Such comparative data provides helpful market information about our peer companies, but the Compensation Committee does not target any specific positioning or percentile, nor does it use a formulaic approach, in determining executive pay levels. The Compensation Committee also utilizes other resources, including published compensation surveys (from Towers Watson and McLagan) and other available proxy and compensation data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Compensation Committee does not place any particular weighting on any one factor.

2017 Peer Group (18 companies)

Associated Banc-Corp

BOK Financial Corporation

Comerica Incorporated

Commerce Bancshares, Inc.

Cullen/Frost Bankers, Inc.

E*TRADE Financial Corporation*

East West Bancorp, Inc.

First Republic Bancorp

Huntington Bancshares

KeyCorp*

M&T Bank Corporation*

New York Community Bancorp Inc.*

Northern Trust Corporation*

Regions Financial Corporation*

Signature Bank

Umpqua Holdings Corporation

Webster Financial Corp.

Zions Bancorporation

* New for 2017

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Executive Performance Reviews

In making compensation decisions or recommendations for individual executives, the Committee takes into consideration the performance reviews conducted for each executive officer, which includes a self-review of the prior year’s performance. The Committee meets and discusses with the CEO his assessment of the performance of the other executive officers, based on such self-reviews and the CEO’s own evaluation. The independent members of the Board meet and discuss, without the CEO present, their collective performance assessment of the CEO, taking into consideration his self-review and the individual evaluation provided by each Board member.

Executives are evaluated based on Company performance as well as individual performance. Specific performance metrics for annual and long-term incentive awards are based on corporate-wide performance, including return on equity, total stockholder return, selected fee income, and relative performance against peers. All executives are subject to the same corporate-wide performance metrics. In addition, executives are evaluated based on his or her individual performance and overall contributions. Evaluation criteria may include, among other things: skills and expertise, demonstrated leadership, development of strategy, span of responsibility, achievement of corporate and personal goals, risk management, talent management, regulatory compliance, and alignment with the Company’s core values.

2017 NEO Compensation Decisions

Highlights of the key compensation decisions for 2017 are set forth, the details of which are discussed in this CD&A section:*

Component	2017 Determinations

Base Salary	NEO merit increases (2.7% - 22.0%) reflect broadening span of NEO responsibilities amidst an increasingly complex business environment
Annual Cash Incentives

No material changes to performance-based funding methodology for 2017: (i) 2/3 of the pool based on ROE performance against our annual budget; and (ii) 1/3 of the pool based on ROE performance relative against the 2017 Peer Group. Based on the above performance metrics, 153% of the 2017 total ICP pool was funded.

Annual ICP targets for NEOs stayed at prior year’s level or was increased. For 2017, actual ICP awarded ranged from 144% to 167% of individual target payout.

Performance-Based Restricted Stock Units (“PRSUs”)

PRSUs granted in 2017 vest subject to performance over a 3-year period based on (each 50% of the award): (i) the Company’s TSR performance relative to peers; and (ii) the Company’s ROE (funding threshold) and Selected Fee Income performance.

2017 PRSUs represented 50% of the total value of each NEO’s target long-term equity compensation.

Stock Options	All stock options and RSU awards are subject to standard annual vesting over a 4-year period.
Restricted Stock Units (“RSUs”)	2017 stock options and RSUs each represented 25% of the total value of each NEO’s target long-term equity compensation.

*	Excluding Mr. Beck’s 2017 equity awards, which were granted in connection with his hiring in June 2017.
**	Approximately 75% of the average total target compensation for NEOs, including the CEO, is at risk.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

OVERVIEW OF NAMED EXECUTIVE OFFICERS

We have six named executive officers (“NEOs”) for 2017. These executives represent some of the Company’s key areas of focus in 2017 — our banking business, operational infrastructure, risk management and financial performance. Their respective compensation for 2017 was commensurate with each of his/her individual performance, his/her contributions to the Company’s overall performance, and his/her leadership and expanded span of responsibilities in his/her respective area.

Mr. Descheneaux, our former Chief Financial Officer, was promoted effective June 2017 to the role of President, Silicon Valley Bank. Mr. Beck, our Chief Financial Officer who joined in June 2017, along with Mr. Dreyer and Ms. Izurieta are NEOs for the first time since joining the Company.

2017 NEOs

  GREG BECKER, President and Chief Executive Officer

  DAN BECK, Chief Financial Officer

  MICHAEL DESCHENEAUX, President, Silicon Valley Bank (former Chief Financial Officer; promoted in 2017)

  JOHN CHINA, Head of Technology Banking

  MICHAEL DREYER, Chief Operations Officer

  LAURA IZURIETA, Chief Risk Officer

ELEMENTS OF EXECUTIVE COMPENSATION

Base Salary

We pay base salaries in order to provide executives with a reasonable level of fixed short-term compensation. Executive base salary levels are typically reviewed at least annually by the Compensation Committee and adjusted as appropriate, typically as merit increases, promotions or changes in responsibilities, or market adjustments. Base salaries are determined on an individual basis. When determining any base salary increases, the Compensation Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

NEO	Year-Over- Year Increase	2017 Annual Base Salary

Greg Becker	2.7%	$950,000

Dan Beck	—	525,000

Michael Descheneaux	16.7	700,000

John China	5.0	525,000

Michael Dreyer	11.1	500,000

Laura Izurieta	22.0	500,000

In 2017, each NEO, except our Chief Financial Officer (who was hired in 2017), received merit increase adjustments to their base salaries based on individual performance, salary market positioning relative to peers, and internal parity, as applicable.

Annual Cash Incentives (Incentive Compensation Plan)

	(% of Annual Salary)

NEO	Prior Year (2016) ICP Target	2017 Annual ICP Target

Greg Becker	100%	100%

Dan Beck	—	70

Michael Descheneaux	70	90

John China	70	80

Michael Dreyer	60	80

Laura Izurieta	50	60

Our NEOs, as well as other executives and employees, participate in the Company’s Incentive Compensation Plan (“ICP”), an annual cash incentive plan that rewards performance against individual and Company objectives.

Each executive participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. Based on the Compensation Committee’s annual compensation review, in 2017, ICP targets for NEOs reflected the committee’s focus on balancing overall total target pay mix with an emphasis towards increasing the allocation of at-risk compensation, as well as comparative peer and market compensation data for their respective positions.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

ICP Funding

Each year, the Compensation Committee establishes one or more metrics that it will use to measure Company performance for ICP funding purposes, on an absolute basis, as well as relative to peers. Based on those metrics and overall Company performance, the committee will also determine the extent to which the Company will fund the incentive pool for the broad employee base, including executive officers. For 2017, the Compensation Committee utilized the same methodology for funding the ICP as in prior years in all material respects. The committee continued to believe that return on equity (“ROE”) is an appropriate indicator of financial performance that drives stockholder value, especially if performance is measured against the Company’s target objectives, as well as peer performance, as outlined below:

Performance Metrics for ICP Funding • ROE measured against budget • ROE relative to 2017 Peer Group

 •  ROE Performance Against Annual Budget (Two-Thirds (2/3) of Pool) – Two-thirds (2/3) of the total incentive pool is funded based on the Company’s ROE performance (as adjusted for the exclusions discussed below) relative to our Board-approved annual target (budget) ROE, as illustrated by the graph below to the left. There is a funding maximum of 200% of target (for achievement of 150% or over of our target ROE). Additionally, the funding slope applicable to the sub-pool for executives is steeper than the general broad-based pool, where there is no formulaic funding for executives if the Company meets less than 90% of its annual target ROE (compared to 80% of the target for employees).

Exclusions/Adjustments

The Compensation Committee retains discretion to determine the extent to which the Company met its ROE performance target. It may adjust for certain out of the ordinary or non-recurring items, or other items that are subject to factors beyond management’s control, such as investment securities gains and losses or interest rate changes. Adjustments are determined by the Compensation Committee, in coordination with the Audit Committee. For 2017, excluded items included: (i) the impact from changes in Federal Reserve interest rates (not otherwise included in the

2017 exclusions resulted in reduced overall funding of the ICP pool annual budget); (ii) certain gains or losses of the Company’s investment securities (including non-marketable securities, warrant securities and available-for-sale securities), largely because performance of such securities are subject to market performance beyond the Company’s control; (iii) certain tax-related adjustments, including those relating to the recently-enacted Tax Cuts and Jobs Act; and (iv) other various items relating to out-of-period adjustments or one-time events, such as the redemption of the Company’s Trust Preferred Securities and SVB Analytics’ sale of its valuation business. The net impact of these exclusions resulted in a lower adjusted ROE metric that reduced the overall funding of the 2017 ICP pool.

 •   ROE Performance Against 2017 Peer Group (One-Third (1/3) of Pool) – The other one-third of the total incentive pool is funded based on the Company’s actual ROE performance of 12.38% relative to the 2017 Peer Group, as illustrated in the graph below to the right. There is no payout if our performance falls in the bottom five positions, and a payout maximum if our performance falls in the top four positions. The extent of funding earned is subject to straight-line interpolation based on ROE performance between the fifth and fourteenth ranked companies.

* While the Compensation Committee retains discretion to fund a portion of the bonus pool if performance thresholds are not achieved, this discretion was not exercised in 2017.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

For 2017, the Compensation Committee approved the funding of the total ICP pool at 153% of total target, based on: (i) the Company’s ROE (as adjusted) of 12.11% against the annual target ROE of 10.53%, resulting in the funding of 130% for 2/3 of the total pool; and (ii) the Company’s ranking in the second highest position against our 2017 Peer Group, resulting in the maximum funding of 200% for 1/3 of the pool.

2017 NEO ICP Awards

The Compensation Committee (or in the case of the CEO, the independent members of the Board) determines actual annual cash incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive. For 2017, each NEO was awarded the ICP amounts set forth in the table to the right.

NEO	2017 ICP Award
Greg Becker	$1,435,000
Dan Beck	325,000	+
Michael Descheneaux	965,000
John China	650,000
Michael Dreyer	575,000
Laura Izurieta	500,000

+	Represents a prorated award for Mr. Beck who was hired in June 2017.

In determining 2017 awards, the independent members of the Board (with respect to Mr. Becker) and the Compensation Committee (with respect to the other NEOs) considered a variety of factors that they believed to be relevant, including: (i) the overall strong performance of the Company and the respective areas of oversight of each NEO in 2017, and (ii) each NEO’s contributions to our business and financial results, execution of our 2017 corporate initiatives, corporate risk management, and broader leadership within the organization.

Specifically for Mr. Becker, key factors considered included:

•	Healthy financial performance and growth in 2017:

◾ Annual EPS increase by 26% ◾ Annual net income increase by 28% ◾ Average total asset growth by 10% ◾ Average total loan balances (net of unearned income) increase by 16%	◾ Average total client funds (deposits and total client investment funds) balance growth by 15% ◾ Core fee income growth of 20%* ◾ Continued stable credit performance
•	Strategic leadership of the Company, focusing on the growth of the core banking business domestically and internationally, including in new European and Canadian markets
•	Strengthening of the corporate brand and steadfast focus on client satisfaction
•	Appropriate prioritization and focus on risk management and regulatory compliance
•	Continued execution of the Company’s diversity and inclusion initiatives
•	Ongoing development of executive leadership team

Key factors considered by the Compensation Committee for the other NEOs, included: (i) for Mr. Beck, excellence in execution of overall financial management, particularly his leadership in capital management; (ii) for Mr. Descheneaux, his effective transition into his new role as President of the Bank, demonstrating strong leadership in strategic execution and global expansion; (iii) for Mr. China, his outstanding leadership of our Technology Banking business, especially continued client engagement and development of his leadership team with a focus on diverse talent; (iv) for Mr. Dreyer, his exceptional leadership in the continued strengthening of the Company’s operations and infrastructure to increase efficiencies; and (v) for Ms. Izurieta, her strong leadership in the continued strengthening and evolution of the Company’s risk management function.

* Core Fee Income is comprised of our foreign exchange fees, credit card fees, deposit service charges, lending related fees, client investment fees and letters of credit fees — each of which are components of our noninterest income. Please see a reconciliation of Core Fee Income, a non-GAAP financial measure, to the most closely related GAAP financial measure on page 53 of our Annual Report on Form 10-K for the year ended December 31, 2017.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Long-Term Equity Incentives

The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the
Company’s long-term financial performance and align the interests of the NEOs and our stockholders. The Compensation Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under our equity incentive plan, the
Compensation Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

Allocation of Total Equity Award

In 2017, the Compensation Committee continued to focus on long-term, performance-based equity compensation, keeping consistent with the equity mix from the prior year. The committee determined a target equity award total value for each NEO based on peer benchmarking comparisons, and granted a mix of 50% performance-based RSUs, and 25% each of stock options and time-based vesting RSUs. For information about the actual grants made in 2017, see the “Grants of Plan-Based Awards” under “Compensation for Named Executive Officers.”

Stock Options and Restricted Stock Units (RSUs)

Stock options and restricted stock units are subject to annual vesting over a four-year period. The stock options have a maximum term of 7 years. No performance-based criteria was established, as the increase in the value of these stock options, and the value of the RSUs, are inherently tied to the future performance of the Company’s common stock. 2017 annual stock option and RSU grants were made effective as of May 2, 2017.

Performance-based Restricted Stock Units (PRSUs)

Performance-based restricted stock units are earned based on the achievement of certain performance metrics, as determined by the Compensation Committee. These metrics typically measure the Company’s performance on an absolute basis, as well as relative to peers. After the end of the specified performance period, the committee will determine whether (and to what extent) the NEOs earned the PRSUs, subject to a maximum total payout of 150% of target award.

For 2017, the Compensation Committee utilized the same performance metric design for the PRSUs as in the prior year in all material respects. The NEOs were granted, effective as of February 21, 2017, PRSUs that were subject to performance-based vesting over a 3-year period (from 2017 through 2019) and certain designated performance metrics. To the extent earned, these awards are subject to additional time-based vesting through January 30, 2020. The PRSUs were designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code under then current law. 2017 represents the first year of a 3-year performance period, hence none of the PRSUs granted in 2017 have been earned. The performance metrics for the 2017 PRSUs are as follows:

Performance Metrics for PRSUs • TSR relative to 2017 Peer Group • ROE (as funding threshold) • Selected Fee Income (foreign exchange and credit card fees)

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

 •  Relative TSR Against 2017 Peer Group (50% of Award). 50% of the PRSU award is funded at a maximum payout of 150% of target, and earned based on the Company’s TSR[1] performance over a 3-year performance period as ranked against the 2017 Peer Group (“Relative TSR”). (The Compensation Committee may apply negative discretion to reduce the actual award, as it deems appropriate.) The committee selected Relative TSR as a key PRSU performance metric because it correlates directly with the Company’s stock price performance, which aligns with stockholder interests. No payout is made if the Company ranks in any of the bottom five positions.

For 2017, the first year of the three year performance period, we ranked in the first position against our 2017 Peer Group.

 •  ROE Funding Threshold and Selected Fee Income Target (50% of Award). The other 50% of the PRSU award is funded at a maximum payout of 150% of target and earned (subject to additional time-based vesting) based on the Company’s achievement of a 3-year annual average ROE performance threshold of 5% or higher. (No funding if ROE falls below 5%.) (The Compensation Committee may apply negative discretion to reduce the actual funding, as it deems appropriate.)

If the ROE performance threshold is achieved and funding has been established, the Compensation Committee will, as it deems appropriate, determine the extent of the award earned based on the

Company’s performance against the 3-year annual average of its budgeted annual income from foreign exchange fees and credit card fees (“Selected Fee Income”). Consistent with prior years, the committee determined Selected Fee Income as a PRSU performance metric mainly due to the desire to diversify the Company’s sources of income, in particular, non-interest income. Our foreign exchange and credit card-based businesses are key parts of our business targeted for growth.

For 2017, the first year of the 3-year performance period: (i) the Company’s actual ROE of 12.38% exceeded the 5% funding threshold; and (ii) the Company achieved $192.3 million in Selected Fee Income, or 95% of the budgeted total.

Previously Granted PRSU Awards for Performance Period Ended in 2017

In 2015, Messrs. Becker, Descheneaux and China were granted PRSU awards subject to performance over a three-year performance period (2015-2017). (Messrs. Beck and Dreyer and Ms. Izurieta had not yet joined the Company at the time of grant in 2015.) Similar to the 2017 PRSUs described above: (i) 50% of the award was subject to the Company’s TSR performance relative to peers, and (ii) 50% of the award was subject to the Company’s ROE (funding threshold) and Selected Fee Income performance.

Upon completion of the performance period, the Compensation Committee determined that: (i) the Company’s relative TSR performance ranked in the first position against the applicable 2015 peer group (of 17 companies), and (ii) the 5% minimum ROE funding threshold was met, and the Company achieved 106%, 98% and 95% of its Selected Fee Income targets for 2015, 2016 and 2017, respectively. Consequently, the committee determined that 125% of the target PRSU awards were earned. The awards were also subject to a brief time-based vesting requirement, and were fully vested as of January 30, 2018.

1 TSR is measured based on the average closing stock price for the last two months of the applicable performance period and the average closing stock price for the two months immediately preceding the performance period, with dividends reinvested.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Other Compensation for CFO

When Mr. Beck joined the Company in June 2017 as Chief Financial Officer, he received the following as part of his compensation: (i) an equity award for 2017 with a value of approximately $650,000, of which 75% was in the form of restricted stock units and 25% in the form of stock options, all of which are subject to 4-year time-based vesting; (ii) a one-time new hire equity award of approximately $300,000 in the form of restricted stock units, which is also subject to a 4-year time-based vesting; and (iii) a one-time new hire cash award of $300,000, which is subject to repayment if his employment is terminated in certain circumstances within 1-year of his start date.

EXECUTIVE BENEFITS AND OTHER EXECUTIVE COMPENSATION-RELATED MATTERS

Executive Benefits

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) (“401(k) Plan”) and Employee Stock Ownership Plan (“ESOP”), our combined qualified retirement and profit sharing plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) Plan, we do not provide any pension, excess retirement or supplemental executive retirement (“SERP”) to our NEOs.

Under our 401(k) Plan, our U.S. employees, including our NEOs, may make voluntary pre-tax and/or traditional/Roth post-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes a profit sharing component. Under the ESOP, we may make discretionary annual contributions for U.S. employees, as determined by the Compensation Committee. ESOP contributions may be in the form of cash, the Company’s common stock or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

Similar to 2016, for 2017, the Compensation Committee established performance criteria based on the Company’s adjusted ROE against budget (same as the calculation of 2/3 of the total ICP pool) to fund the ESOP contribution, and set the funding level to 1.25% of eligible compensation based on target ROE performance. Despite a higher allowable maximum under the ESOP, the Compensation Committee has committed to a funding maximum of 5%. Based on the Company’s 2017 above-target ROE performance, the Compensation Committee approved a contribution of 1.63% of eligible compensation in cash (50%) and the Company’s common stock (50%) for all eligible participants.

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to tax-defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our DCP, each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant that reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A. Among the NEOs, Mr. Becker and Ms. Izurieta are participants in the plan. Mr. Becker received in January 2017 the first of five annual installments relating to certain compensation deferred in 2005.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Health and Welfare Benefits/Time Away From Work

Our NEOs are eligible to participate in our standard health and welfare benefits program, which provides medical, dental, life, accident and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees. Additionally, under our “time away from work” policy, U.S. exempt employees, including our NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt U.S. employees and other non-U.S. employees continue to accrue vacation benefits formulaically.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

Perquisites

We do not have any executive perquisite programs. Other than our executive Change in Control Plan, we do not have any special executive programs that offer benefits exclusively to our executives. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan. From time to time and on a limited basis, we may provide individual benefits deemed to be perquisites, which we generally believe serve, or are related to, a reasonable business-related or employment purpose.

Stock Option and Other Equity Practices

Grant Practices for Executive Officers

The Compensation Committee approved all equity grants in 2017 made to executive officers of the Company, except that the independent members of the Board approved equity grants made to the Chief Executive Officer based on the Compensation Committee’s recommendation. Except for certain awards that were intended to qualify as performance-based compensation under Section 162(m) of the Code (as defined below), annual equity compensation grants to executives are typically made effective during the second quarter of the year. Grants are made effective during an open trading window pursuant to our Insider Trading Policy, with limited exceptions. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and time-based grants typically have an annual vesting period of 4 years, subject to continued employment or service. All 2017 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Compensation Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment. This approach ensures that the exercise price of stock options reflects a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board. The Equity Awards Committee may not make equity grants to executives or any non-executive employee that reports directly to the Chief Executive Officer. The Equity Awards Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options and restricted stock units made by the Equity Awards Committee must be made (or become effective) on the first Monday of the month following approval or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Equity Awards Committee approves grants on a quarterly basis, and must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Compensation Committee regarding all grants made by the Equity Awards Committee on a regular basis. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Compensation Committee or other authorized committee.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

The Compensation Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approve.

Prohibitions Against Hedging

Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of the Company’s publicly-traded securities at any time. Additionally, we discourage, and have not permitted, any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

Employment Agreements

Except as required by law, we do not have any individual employment agreements for our executives. None of our NEOs have an employment agreement.

Compensation Recovery Policies

Except as noted below, our Compensation Committee has not yet adopted a policy with respect to whether we will make retroactive adjustments to any cash or equity based incentive compensation paid to our NEOs or other employees where the payment was based on the achievement of financial results that were subsequently revised. In 2015, our Compensation Committee approved an amendment to our 2006 Equity Incentive Plan to provide that equity awards granted under the 2006 Equity Incentive Plan will be subject to the terms and conditions of any compensation recovery policy adopted by the Company and as may be in effect from time to time. The Compensation Committee also approved a similar amendment to the ICP as it relates to incentive awards under the plan. Generally, the topic of compensation recovery policies continues to be an area of consideration for the Compensation Committee, taking into account the Company’s compensation program, market practices and applicable regulatory developments.

Section 162(m)

Prior to the adoption of the Tax Cuts and Jobs Act (“TCJ Act”) in late 2017, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limited our deductibility of compensation paid to our CEO and each of the next 3 most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1,000,000, but excluded “performance-based compensation” from this limit. However, under the TCJ Act, effective for taxable years beginning after December 31, 2017, the exemption for “performance-based compensation” has been repealed, such that compensation paid to our covered executive officers (including our Chief Financial Officer) will no longer be deductible to the extent it exceeds $1,000,000, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The 2017 stock options and executives’ PRSU awards were designed to qualify as “performance-based compensation” for purposes of Section 162(m), but because of the uncertainties relating to the transition relief, no assurances can be given as to whether such awards will qualify as “performance-based compensation” exempt from the $1,000,000 deductibility limit.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management. The Compensation Committee is responsible for setting and periodically reviewing the guidelines. Guidelines for each executive position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. The current equity ownership guidelines applicable to executive officers are based on the value of the Company’s common stock as a percentage of annual base salary, as follows:

Position	Stock Value as Percentage of Annual Base Salary
Chief Executive Officer	600%
President of Silicon Valley Bank	400%
Chief Credit Officer Chief Financial Officer Chief Operations Officer Chief Risk Officer Head of EMEA/President UK Branch Head of Technology Banking	300%
Chief Human Resources Officer Chief Information Officer Chief Marketing Officer General Counsel	200%

There were no changes to the guidelines in 2017, other than establishing a new guideline for the role of the President of Silicon Valley Bank.

All executive officers have 5 years from the date on which they become an executive officer to attain the minimum level of ownership.

The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned: (1) shares actually held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock awards and restricted stock units (subject to either time-based or performance-based vesting). Neither vested nor unvested stock options count towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2017, all of our NEOs were in compliance with the applicable ownership guidelines or otherwise expected to achieve the requisite ownership levels within the designated 5 year time-frame.

EXECUTIVE OFFICERS & COMPENSATION Compensation Discussion & Analysis

Compensation for Named Executive Officers

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2017, 2016 and 2015, respectively:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Stock Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Greg Becker President and Chief Executive Officer	2017	945,673	-	2,774,296	926,248	1,435,000	25,494	6,106,711
	2016	925,904	-	2,225,746	807,501	1,148,750	17,879	5,125,780
	2015	912,333	-	2,092,890	670,964	1,225,000	25,947	4,927,134
Dan Beck Chief Financial Officer	2017	302,885	300,000	749,654	161,829	325,000	4,938	1,844,306

Michael Descheneaux (5) President, Silicon Valley Bank (former CFO)	2017	682,692	-	1,155,820	385,917	965,000	18,559	3,207,988
	2016	602,308	-	861,541	312,566	625,000	53,977	2,455,392
	2015	592,885	-	837,104	268,394	575,000	22,508	2,295,891
John China Head of Technology Banking	2017	520,673	-	693,529	231,562	650,000	19,597	2,115,361
	2016	498,385	-	538,395	195,346	525,000	19,424	1,776,550
	2015	479,308	-	456,520	146,366	525,000	24,383	1,631,577
Michael Dreyer Chief Operations Officer	2017	491,346	-	616,331	205,788	575,000	19,181	1,907,646

Laura Izurieta Chief Risk Officer	2017	484,423	-	500,618	167,213	500,000	21,748	1,674,002

(1)     For Mr. Beck, the amount reflects a signing bonus paid following his hire in 2017.

(2)     Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year. The amounts disclosed under the “Stock Awards” column also include the fair value of grants of certain performance-based restricted stock unit awards reported based on achievement at target level. The aggregate maximum fair value of such awards, assuming the highest level of achievement of the performance conditions, is 150% of the target level. For details of 2017 grants, see “Grants of Plan-Based Awards” below.

(3)     Non-Equity Incentive Plan Compensation is comprised of ICP Payments for each executive.

(4)     The following table provides the amounts of other compensation, including perquisites, paid to, or on behalf of, our NEOs during 2017 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

	Greg Becker	Dan Beck	Michael Descheneaux	John China	Michael Dreyer	Laura Izurieta
Imputed Income Tax Reimbursement (a)	$7,569	$32	$562	$1,672	$1,232	$3,809
ESOP	4,401	4,401	4,401	4,401	4,401	4,401
401(k) Match	13,524	505	13,596	13,524	13,548	13,538

Total	$25,494	$4,938	$18,559	$19,597	$19,181	$21,748

(a)

Amounts represent reimbursement payments of income taxes incurred by our NEOs on imputed income. For 2017, such imputed income was primarily associated with spousal travel and attendance to our business events where our NEOs’ spouses or significant others were invited, and expected, to attend, and our relocation program.

(5)     In June 2017, Mr. Descheneaux, former Chief Financial Officer, was promoted to President, Silicon Valley Bank.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

GRANTS OF PLAN-BASED AWARDS

The following table sets forth all plan-based awards, including equity awards and non-equity incentive awards, made to our NEOs during the year ended December 31, 2017.

	Grant Date	Compensation Committee or Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (3)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (4)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Greg Becker	January 26, 2017	January 26, 2017	-	950,000	-	-	-	-	-	-	-	-
	February 21, 2017	February 21, 2017	-	-	-	5,056	10,112	15,168	-	-	-	1,892,157
	May 2, 2017	February 21, 2017	-	-	-	-	-	-	4,945	-	-	882,139
	May 2, 2017	February 21, 2017	-	-	-	-	-	-	-	15,920	178.39	926,248
Dan Beck	June 5, 2017	April 26, 2017	-	367,500	-	-	-	-	-	-	-	-
	June 5, 2017	May 5, 2017	-	-	-	-	-	-	4,423	-	-	749,654
	June 5, 2017	May 5, 2017	-	-	-	-	-	-	-	2,939	169.49	161,829
Michael Descheneaux	January 25, 2017	January 25, 2017	-	630,000	-	-	-	-	-	-	-	-
	February 21, 2017	February 7, 2017	-	-	-	2,106	4,213	6,319	-	-	-	788,337
	May 2, 2017	February 7, 2017	-	-	-	-	-	-	2,060	-	-	367,483
	May 2, 2017	February 7, 2017	-	-	-	-	-	-	-	6,633	178.39	385,917
John China	January 25, 2017	January 25, 2017	-	420,000	-	-	-	-	-	-	-	-
	February 21, 2017	February 7, 2017	-	-	-	1,264	2,528	3,792	-	-	-	473,039
	May 2, 2017	February 7, 2017	-	-	-	-	-	-	1,236	-	-	220,490
	May 2, 2017	February 7, 2017	-	-	-	-	-	-	-	3,980	178.39	231,562
Michael Dreyer	January 25, 2017	January 25, 2017	-	400,000	-	-	-	-	-	-	-	-
	February 21, 2017	February 7, 2017	-	-	-	1,123	2,247	3,370	-	-	-	420,459
	May 2, 2017	February 7, 2017	-	-	-	-	-	-	1,098	-	-	195,872
	May 2, 2017	February 7, 2017	-	-	-	-	-	-	-	3,537	178.39	205,788
Laura Izurieta	January 25, 2017	January 25, 2017	-	300,000	-	-	-	-	-	-	-	-
	February 21, 2017	February 7, 2017	-	-	-	912	1,825	2,737	-	-	-	341,494
	May 2, 2017	February 7, 2017	-	-	-	-	-	-	892	-	-	159,124
	May 2, 2017	February 7, 2017	-	-	-	-	-	-	-	2,874	178.39	167,213

(1)	The ICP amounts represent target levels. There are no individual thresholds or maximum amounts.
(2)

For the performance-based restricted stock unit grants to the NEOs made in 2017, the performance achievement will be determined as of December 31, 2019 for the 2017-2019 performance period based upon the performance criteria presented under “Compensation Discussion and Analysis—Equity Incentives” above.

(3)	The stock awards reported reflect restricted stock unit awards granted to each NEO.
(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns. Amounts shown represent the grant date fair values of stock options and stock awards granted in the fiscal year indicated, which were computed in accordance with ASC Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-based Compensation” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted stock) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2017, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Greg Becker	33,405	$4,729,537	16,660	$2,943,156
Dan Beck	-	-	-	-
Michael Descheneaux	21,375	2,449,471	7,437	1,314,387
John China	152	26,881	4,219	746,123
Michael Dreyer	-	-	2,774	566,926
Laura lzurieta	-	-	921	158,900

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2017. The exercise price for each of the stock option grants reported below is equal to the closing market price on the applicable grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the table below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 29, 2017, which was $233.77 per share.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	28,828	-		-	$71.11	April 30, 2020	-	-	1,008	(1)	$235,640
	18,258	6,085	(1)	-	107.98	April 29, 2021	-	-	2,685	(2)	627,672
	8,119	8,118	(2)	-	129.81	May 1, 2022	-	-	5,483	(3)	1,281,761
	6,238	18,713	(3)	-	105.18	May 2, 2023	-	-	4,945	(4)	1,155,993
	-	15,920	(4)	-	178.39	May 2, 2024	-	-	16,500	(5)	3,857,205
									24,999	(6)	5,844,016
									15,168	(7)	3,545,823
Dan Beck	-	2,939	(8)	-	$169.49	June 5, 2024	-	-	4,423	(8)	$1,033,965
Michael Descheneaux	11,325	-		-	$71.11	April 30, 2020	-	-	443	(1)	$103,560
	8,034	2,677	(1)	-	107.98	April 29, 2021	-	-	1,074	(2)	251,069
	3,248	3,247	(2)	-	129.81	May 1, 2022	-	-	2,122	(3)	496,060
	2,415	7,243	(3)	-	105.18	May 2, 2023	-	-	2,060	(4)	481,566
	-	6,633	(4)	-	178.39	May 2, 2024	-	-	6,600	(5)	1,542,882
									9,676	(6)	2,261,959
									6,319	(7)	1,477,193
John China	6,600	-		-	$64.37	May 1, 2019	-	-	241	(1)	$56,339
	8,600	-		-	71.11	April 30, 2020	-	-	585	(2)	136,755
	4,382	1,460	(1)	-	107.98	April 29, 2021	-	-	1,326	(3)	309,979
	1,772	1,770	(2)	-	129.81	May 1, 2022	-	-	1,236	(4)	288,940
	1,509	4,527	(3)	-	105.18	May 2, 2023	-	-	3,600	(5)	841,572
	-	3,980	(4)	-	178.39	May 2, 2024	-	-	6,048	(6)	1,413,841
									3,792	(7)	886,456
Michael Dreyer	-	3,537	(4)	-	$178.39	May 2, 2024	-	-	4,032	(9)	$942,561
									2,272	(10)	531,125
									1,098	(4)	256,679
									3,370	(7)	787,805
Laura Izurieta	-	2,874	(4)	-	$178.39	May 2, 2024	-	-	2,762	(11)	$645,673
									892	(4)	208,523
									2,737	(7)	639,828

(1)	Options and awards scheduled to vest on April 29, 2018.
(2)	Options and awards scheduled to vest with respect to one-half of the underlying shares on each of May 1, 2018 and 2019, respectively.
(3)	Options and awards scheduled to vest with respect to one-third of the underlying shares on each of May 2, 2018, 2019 and 2020, respectively.
(4)	Options and awards scheduled to vest with respect to one-fourth of the underlying shares on each of May 2, 2018, 2019, 2020 and 2021, respectively.
(5)

Reflects performance-based restricted stock units scheduled to vest on January 30, 2018, assuming maximum award at 150% of target. Following the fiscal year-end, the actual shares earned pursuant to these awards were determined to be 125% of target.

(6)	Performance-based restricted stock units scheduled to vest on January 30, 2019, assuming maximum award at 150% of target.
(7)	Performance-based restricted stock units scheduled to vest on January 30, 2020, assuming maximum award at 150% of target.
(8)	Options and awards scheduled to vest with respect to one-fourth of the underlying shares on each of June 5, 2018, 2019, 2020 and 2021, respectively.
(9)	Restricted stock units scheduled to vest with respect to one-half of the underlying shares on each of November 12, 2018 and 2019, respectively.
(10)	Restricted stock units scheduled to vest with respect to one-third of the underlying shares on each of August 1, 2018, 2019 and 2020, respectively.
(11)	Restricted stock units scheduled to vest with respect to one-third of the underlying shares on each of September 1, 2018, 2019 and 2020, respectively.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

PENSION BENEFITS

We do not maintain any defined benefit pension plans in which any of our executive officers participate.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. There were no above-market or preferential earnings on any compensation that was deferred. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY (1)	Aggregate Withdrawals/ Distributions (1)	Aggregate Balance at Last December 31, 2017 (1)
Greg Becker (2)	$-	$-	$33,790	$37,951	$182,421
Dan Beck	-	-	-	-	-
Michael Descheneaux	-	-	-	-	-
John China	-	-	-	-	-
Michael Dreyer	-	-	-	-	-
Laura Izurieta (3)	$46,692	-	$4,152	-	$50,844

(1)	The amounts in the above table are not required to be, and are not, reflected in the Summary Compensation Table above.
(2)	Mr. Becker elected to participate in the Deferred Compensation Plan in 2005. No additional contributions were made during 2017.
(3)	Ms. Izurieta elected to participate in the Deferred Compensation Plan in 2017.

OTHER POST-EMPLOYMENT PAYMENTS

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Severance Plan

Our Change in Control Severance Plan (the “Change in Control Plan), as adopted in 2006 and amended from time to time, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated or they resign from such employment for a “good reason” following a change in control of the Company. Generally under the plan, “good reason” is defined as the occurrence of any of the following events without the covered employee’s written consent: (i) a material, involuntary reduction in responsibilities, authorities or functions, except in connection with a termination of employment for death, disability, retirement, fraud, misappropriation, embezzlement and other exclusions; (ii) a material reduction in base salary; (iii) a reduction in total compensation to less than 85% of the amount provided for the last full calendar year; or (iv) a relocation of more than 50 miles. We adopted this plan in order to ensure that our executives remain incented to consider and, if it is determined by the Board or stockholders (as appropriate) to be in our best interests, to act diligently to promote a change in the control of the Company. The plan does not provide for any 280G excise tax gross-up provisions.

We did not make any amendments or changes to the plan in 2017.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for certain executive officers, including the chief financial officer and the Bank’s president, and 100% of base salary and target ICP incentive for other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans and certain outplacement services.

The circumstances that constitute a “change in control” are set forth in the Change in Control Plan. Generally, a change in control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own 50% or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within 12 months of the occurrence of such event, a change in the composition of the Board occurs as a result of which 60% or fewer of the directors are incumbent directors.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Generally, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with us or our affiliates, or any of our customers or our affiliates for a period of (i) 18 months, in the case of the chief executive officer (ii) 12 months, in the case of the chief financial officer and the Bank’s president and (iii) six months, in the case of most other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit, otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this plan are reduced by any severance benefits we may pay to that executive under any other policy, plan, program or arrangement, including our Group Severance Benefit Policy.

Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring or such other circumstances, as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify our workforce and structure, while providing a reasonable level of certainty and job security to our employees. The policy covers all regular full-time and part-time employees, including the NEOs.

The Severance Benefit Policy provides for a cash severance payment based on job-level. For NEOs, this benefit is equal to six weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of six months’ pay and a maximum benefit of one year’s pay. In addition, under the policy, we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pay designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plan. In addition, effective as of January 7, 2015, we amended the equity awards agreements under the plan to provide for certain vesting of outstanding awards upon the termination of a participant’s employment due to death or disability as follows: (i) full vesting of any outstanding stock option awards, restricted stock unit awards subject to time-based vesting, restricted stock awards and stock appreciation rights awards; and (ii) pro-rated vesting for any outstanding restricted stock unit awards subject to performance conditions based on the level of achievement of the applicable performance conditions as of the date of termination. These changes apply to all outstanding awards on a retrospective basis, as well as to any new grants made under the applicable amended form of award agreement on a prospective basis.

Certain Executive Severance Arrangements

In connection with Mr. Descheneaux’s promotion to the role of President, Silicon Valley Bank during 2017, we provided Mr. Descheneaux with a limited severance arrangement. Under the arrangement, in the event Mr. Descheneaux is terminated other than for cause or by reason of his death or disability following the his appointment, but on or before July 1, 2019, he will be entitled to receive the greater of: (A) the direct cash amount he would be eligible to receive under the Company’s Severance Benefit Policy (and if applicable, the Company’s Change in Control Severance Plan) or (B) if the termination occurs on or after (i) the effectiveness of his appointment through December 31, 2017, a multiple of two times his annual base salary and incentive compensation; (ii) January 1, 2018 through July 1, 2018, a multiple of one and one-half times his base salary and incentive compensation; (iii) July 2, 2018 through December 31, 2018, a multiple of one times his base salary and incentive compensation; or (iv) January 1, 2019 through July 1, 2019, a multiple of one-half times his base salary and incentive compensation, each as in effect at such time. Following July 1, 2019, Mr. Descheneaux will only be eligible to receive severance benefits in accordance with the plans, programs or policies of the Company as may be in effect from time to time.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

PAYMENTS UPON TERMINATION OF EMPLOYMENT

The following tables summarize the payments that would be payable to our NEOs, as of December 31, 2017, in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination for good reason or after a change in control, death and disability.

	GREG BECKER, PRESIDENT & CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in-Control (2)		Death		Disability
Cash severance pay	$-	$-	$950,000	$5,700,000		$-		$-
Market value of vested, exercisable stock options (3)	8,632,032	-	8,632,032	8,632,032		8,632,032		8,632,032
Market value of unvested stock options which would vest (4)	-	-	-	4,897,334		4,897,334		4,897,334
Market value of unvested restricted stock which would vest (4)	-	-	-	12,775,297	(5)	9,901,562	(6)	9,901,562	(6)
Company-paid health benefits	-	-	13,501	17,992		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	20,000	20,000		-		-
Deferred Compensation Plan balance payable (7)	182,421	182,421	182,421	182,421		182,421		182,421

TOTAL	$8,814,453	$182,421	$9,797,954	$32,225,076		$23,613,349		$23,613,349

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $3,301,066 and (ii) the market value of performance-based restricted stock unit awards of $9,474,231 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $3,301,066 and (ii) the market value of performance-based restricted stock unit awards of $6,600,496 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(7)

Deferred Compensation Plan balance for Mr. Becker reflects account balance as of December 31, 2017. Mr. Becker is entitled to receive his account balance under each of the termination scenarios, to be paid in accordance with the plan and Mr. Becker’s payment election.

	DAN BECK, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in- Control (2)		Death		Disability
Cash severance pay	$-	$-	$262,500	$1,785,000		$-		$-
Market value of vested, exercisable stock options	-	-	-	-		-		-
Market value of unvested stock options which would vest (3)	-	-	-	188,919		188,919		188,919
Market value of unvested restricted stock which would vest (3)	-	-	-	1,033,965	(4)	1,033,965	(4)	1,033,965	(4)
Company-paid health benefits	-	-	10,503	27,178		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$-	$-	$280,503	$3,042,562		$1,222,884		$1,222,884

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(4)	The amount reported is comprised of the market value of unvested restricted stock. See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

	MICHAEL DESCHENEAUX, PRESIDENT, SILICON VALLEY BANK
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in-Control (2)		Death		Disability
Cash severance pay	$-	$-	$2,660,000	$2,660,000		$-		$-
Market value of vested, exercisable stock options (3)	3,500,928	-	3,500,928	3,500,928		3,500,928		3,500,928
Market value of unvested stock options which would vest (4)	-	-	-	1,973,011		1,973,011		1,973,011
Market value of unvested restricted stock which would vest (4)	-	-	-	5,110,913	(5)	3,951,882	(6)	3,951,882	(6)
Company-paid health benefits	-	-	-	27,178		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	-	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$3,500,928	$-	$6,160,928	$13,279,530		$9,425,821		$9,425,821

(1)	Cash severance pay reported under “Involuntary Termination (Not for Cause)” is calculated based on the terms of Mr. Descheneaux’s severance agreement.
(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,332,255 and (ii) the market value of performance-based restricted stock unit awards of $3,778,658 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,332,255 and (ii) the market value of performance-based restricted stock unit awards of $2,619,627 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2016 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

	JOHN CHINA, HEAD OF TECHNOLOGY BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in-Control (2)		Death		Disability
Cash severance pay	$-	$-	$525,000	$945,000		$-		$-
Market value of vested, exercisable stock options (3)	3,446,387	-	3,446,387	3,446,387		3,446,387		3,446,387
Market value of unvested stock options which would vest (4)	-	-	-	1,170,202		1,170,202		1,170,202
Market value of unvested restricted stock which would vest (4)	-	-	-	3,026,854	(5)	2,318,765	(6)	2,318,765	(6)
Company-paid health benefits	-	-	21,006	27,178		-		-
Accelerated retirement plan vesting	-	-	-	-		-		-
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$3,446,387	$-	$3,999,893	$8,623,121		$6,935,354		$6,935,354

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested, exercisable stock options is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(4)	The market value of unvested equity that would vest is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $792,013 and (ii) the market value of performance-based restricted stock unit awards of $2,234,841 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)

The amount reported is comprised of (i) the market value of unvested restricted stock of $792,013 and (ii) the market value of performance-based restricted stock unit awards of $1,526,752 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

	MICHAEL DREYER, CHIEF OPERATIONS OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in-Control (2)		Death		Disability
Cash severance pay	$-	$-	$250,000	$900,000		$-		$-
Market value of vested, exercisable stock options	-	-	-	-		-		-
Market value of unvested stock options which would vest (3)	-	-	-	195,879		195,879		195,879
Market value of unvested restricted stock which would vest (3)	-	-	-	2,255,647	(4)	1,905,460	(5)	1,905,460	(5)
Company-paid health benefits	-	-	10,503	27,178		-		-
Accelerated retirement plan vesting (6)	-	-	-	4,648		4,648		4,648
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable	-	-	-	-		-		-

TOTAL	$-	$-	$268,003	$3,390,852		$2,105,987		$2,105,987

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary or for Good Reason After Change-in-Control” are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of unvested equity that would vest is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,730,366 and (ii) the market value of performance-based restricted stock unit awards of $525,281 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $1,730,366 and (ii) the market value of performance-based restricted stock unit awards of $175,094 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments – 2006 Equity Incentive Plan” above.

(6)	Mr. Dreyer was 40% vested in his ESOP retirement account as of December 31, 2017.

	LAURA IZURIETA, CHIEF RISK OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause) (1)	Involuntary or for Good Reason After Change-in-Control (2)		Death		Disability
Cash severance pay	$-	$-	$250,000	$800,000		$-		$-
Market value of vested, exercisable stock options	-	-	-	-		-		-
Market value of unvested stock options which would vest (3)	-	-	-	159,162		159,162		159,162
Market value of unvested restricted stock which would vest (3)	-	-	-	1,280,826	(4)	996,328	(5)	996,328	(5)
Company-paid health benefits	-	-	10,765	28,881		-		-
Accelerated retirement plan vesting (6)	-	-	-	3,481		3,481		3,481
Company-paid outplacement benefits	-	-	7,500	7,500		-		-
Deferred Compensation Plan balance payable (7)	50,844	50,844	50,844	50,844		50,844		50,844

TOTAL	$50,844	$50,844	$319,109	$2,330,694		$1,209,815		$1,209,815

(1)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under “Involuntary Termination (Not for Cause)” are calculated based on the terms of our U.S. Severance Benefit Policy.

(2)

Cash severance pay, Company-paid health benefits and Company-paid outplacement benefits reported under Involuntary or for Good Reason After Change-in-Control are calculated based on the terms of our Change in Control Severance Plan for Executives. Consistent with that plan, amounts reported are calculated assuming no tax adjustment. Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change-in-control event, all such awards will fully vest and all restrictions thereon will lapse. The amounts reported in this table assume that such equity awards are not assumed or substituted.

(3)	The market value of vested equity that would vest is calculated assuming a market value of $233.77 per share (the closing stock price as of December 29, 2017).
(4)

The amount reported is comprised of (i) the market value of unvested restricted stock of $854,196 and (ii) the market value of performance-based restricted stock unit awards of $426,630 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments—2006 Equity Incentive Plan” above.

(5)

The amount reported is comprised of (i) the market value of unvested restricted stock of $854,196 and (ii) the market value of performance-based restricted stock unit awards of $142,132 (performance-based restricted stock unit awards for which final performance has not been determined as of December 31, 2017 are deemed to be achieved at target level). See “Other Post-Employment Payments—2006 Equity Incentive Plan” above.

(6)	Ms. Izurieta was 20% vested in her ESOP retirement account as of December 31, 2017
(7)

Deferred Compensation Plan balance for Ms. Izurieta reflects account balance as of December 31, 2017. Ms. Izurieta is entitled to receive her account balance under each of the termination scenarios, to be paid in accordance with the plan and Ms. Izurieta’s payment election.

EXECUTIVE OFFICERS & COMPENSATION Compensation for NEOs

CEO Pay Ratio

RATIO BASED ON 2017 COMPENSATION

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Greg Becker, our President and Chief Executive Officer. For 2017, our last completed fiscal year: (i) the median of the annual total compensation of all employees of the company (other than the CEO) was $131,664; and (ii) the annual total compensation of our CEO, as reported in the “Summary Compensation Table”, was $6,106,711. Based on this information, for 2017, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 46 to 1. Please note that the provided pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used is described below.

We selected October 31, 2017 (which is a date within the last 3 months of our last completed fiscal year) as the date upon which we would identify the “median employee”. This date was chosen to allow sufficient time to identify the median employee given the global scope of our operations. As of October 31, 2017, our employee population (excluding the CEO) consisted of approximately 2,450 individuals, including employees in the United States, United Kingdom, Ireland, Germany, Israel, China, Hong Kong and India. All 2,450 of these employees were included when identifying our “median employee”. No employees were excluded due to data privacy restrictions in our determination of the “median employee,” and all non-U.S. employees were included in the determination of the “median employee.” To identify the “median employee” from our employee population, we utilized payroll and equity plan records for November 1, 2016 through October 31, 2017 (the “compensation measure”). Given that prior year payroll earnings reports would not be available until mid-January and prior-year bonus and profit sharing amounts would not be available until late-February, we measured compensation for the employees in our sample using the 12-month period ended October 31, 2017. The payroll records included all earnings paid, except most benefit programs, realized equity compensation earnings, deferred compensation payments, and non-taxable per diem payments. Equity plan records included the grant date fair value of all equity grants (with performance-based equity awards assumed to be achieved at target). Additionally, we did not annualize compensation for employees who were not active for the entire period between November 1, 2016 and October 31, 2017. Employees who did not receive compensation during this period were excluded (for example, recent hires who did not receive a paycheck by October 31, 2017). In identifying the “median employee”, we did not make any cost-of-living adjustments. Amounts paid in foreign currency were converted into United States dollars using third party foreign exchange rates as of October 31, 2017. We identified our “median employee” using a standard median formula based on the compensation measure, which was consistently applied to all of our employees included in this calculation.

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $131,664. With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table.

EXECUTIVE OFFICERS & COMPENSATION CEO Pay Ratio

Security Ownership Information

Security Ownership of Directors and Executive Officers

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors and director nominees, (ii) each of the NEOs named in the “Summary Compensation Table” above, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	3,443	*	%
David Clapper (1)	16,252	*
John Clendening (2)	337	*
Roger Dunbar (3)	18,117	*
Joel Friedman (1)	21,252	*
Kimberly Jabal^	-	-
Lata Krishnan (4)	13,778	*
Jeffrey Maggioncalda (1)	6,247	*
Mary Miller (1)	3,283	*
Kate Mitchell (4)	8,686	*
John Robinson (1)	7,017	*
Garen Staglin (1)	10,952	*
Greg Becker (5)	121,666	*
Dan Beck	-	-
John China (6)	42,097	*
Michael Descheneaux (7)	42,811	*
Michael Dreyer	2,979	*
Laura Izurieta	626	*
All directors, director nominees and executive officers as a group (23 persons) (8)	390,069	*

*	Represents beneficial ownership of less than 1%.
^	New director nominee
(1)	Includes 561 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(2)	Includes 337 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(3)	Includes 1,122 shares which may be acquired pursuant to the vesting of restricted stock units within 60 days of the Record Date.
(4)	Does not include 561 shares underlying restricted stock units, receipt of which the director has elected to defer.
(5)	Includes 61,443 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(6)	Includes 22,863 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(7)	Includes 25,022 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.
(8)	Includes 141,072 shares which may be acquired pursuant to the vesting of restricted stock units or the exercise of stock options within 60 days of the Record Date.

SECURITY OWNERSHIP INFORMATION Directors and Executive Officers

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2017 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 52,835,188 shares outstanding as of December 31, 2017. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
BlackRock, Inc. (1)	5,104,914	9.66%
55 East 52nd Street New York, NY 10055
The Vanguard Group (2)	4,512,684	8.54%
100 Vanguard Blvd. Malvern, PA 19355

(1)

Information is based on figures set forth in the Schedule 13G/A filed by BlackRock, Inc., on January 23, 2018. According to the Schedule 13G/A, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 4,775,678 shares and sole dispositive power with respect to 5,104,914 shares.

(2)

Information is based on figures set forth in the Schedule 13G/A filed by The Vanguard Group (“Vanguard Group”) on February 12, 2018. According the Schedule 13G/A, of the total shares reported, Vanguard Group, an investment advisor, has sole voting power with respect to 42,203 shares and sole dispositive power with respect to 4,462,771 shares.

SECURITY OWNERSHIP INFORMATION Principal Stockholders

OTHER PROXY PROPOSALS

Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG to be our independent registered public accounting firm for our 2018 fiscal year. KPMG has audited our financial statements since November 1994. While neither our Bylaws nor other governing documents require stockholder ratification of the selection of KPMG as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of KPMG by a majority of the votes present and entitled to vote on the matter, then the Audit Committee may reconsider its selection.

We expect a representative from KPMG to be present at the Annual Meeting. The representative will be afforded the opportunity to make a statement if they desire to do so and is expected to be available to respond to stockholder questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2017 and 2016, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2017	2016
Audit fees	$6,262,414	$5,678,821
Audit-related fees (1)	296,930	288,443
Tax fees (2)	1,500,644	1,228,565
All other fees (3)	56,010	-

Total	$8,115,998	$7,195,829

(1)	Consists principally of fees billed or expected to be billed as incurred on a time and material basis related to internal controls attestation for selected information systems and business units.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and consulting.

(3)	Represents 2017 fees for advisory services related to certain outsourcing initiatives.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. To the extent permitted by applicable law, the charter also permits the Committee the authority to adopt pre-approval policies and procedures and/or delegate authority to grant approvals to one or more of its members. During fiscal years 2017 and 2016, all audit and non-audit related services performed by our independent auditor were approved or pre-approved by the Audit Committee. Additionally, the Audit Committee reviewed all non-audit related services provided by our independent auditor, KPMG LLP. The Audit Committee concluded that the performance of these services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

OTHER PROXY PROPOSALS Proposal 2 — Ratification of Auditor

Proposal No. 3 – Advisory Approval of our Executive Compensation

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

At the 2017 Annual Meeting of Stockholders, our stockholders voted that our advisory vote on executive compensation (otherwise known as “Say on Pay”) be held annually. Our Say on Pay vote provides our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the accompanying compensation tables and narrative discussion therein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee value the opinion of our stakeholders and will take into consideration the outcome of this advisory vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of our executive compensation program for our NEOs.

OTHER PROXY PROPOSALS Proposal 3 — Say on Pay

MEETING AND OTHER INFORMATION

Information About Voting and Proxy Solicitation

VOTING

Holders of our common stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as equal the number of shares held by such stockholder, multiplied by the number of directors to be elected. Accordingly, you may cast all of your votes for a single candidate or distribute your votes among as many of the candidates as you choose, up to a maximum of the number of directors to be elected. However, no stockholder will be entitled to cumulate votes for a candidate unless such candidate has been properly nominated prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for each proposal enumerated in this Proxy Statement and as the Proxy Holders may determine within their discretion for any other matters that properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the Annual Meeting for purposes of establishing a quorum and are treated as shares present at the Annual Meeting with respect to such matter.

Except in the case of the election of directors, adoption of the proposals requires the affirmative vote the holders of a majority of the Common Stock represented and entitled to vote on the matter. This means that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved. Abstentions will be deemed present for purposes of determining a quorum for the transaction of business and abstentions will have the same effect as a vote against the proposal, except for the election directors.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2018 fiscal year. Broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business but will not be counted for purposes of determining the number of the votes represented and entitled to vote with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

MEETING & OTHER INFORMATION Voting and Proxy Solicitation

VOTING REQUIRED

The vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is as follows:

Proposal	Vote Required	Broker Non- Votes Allowed	Abstentions	You May Vote

Proposal No. 1 - Election of Directors	Plurality of Votes Cast*	No	No Effect	FOR or WITHHOLD
Proposal No. 2 - Ratification of Auditors	Majority of Votes Present and Entitled to Vote	Yes	Vote Against	FOR, AGAINST or ABSTAIN
Proposal No. 3 - Advisory Vote on Say on Pay	Majority of Votes Present and Entitled to Vote	No	Vote Against	FOR, AGAINST or ABSTAIN

*	See “Proposal No. 1 – Election of Directors.”

REVOCABILITY OF PROXIES

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Annual Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Annual Meeting and votes in person.

SOLICITATION

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of our nominees to the Board of Directors,

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018,

•	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”), and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting).

DELIVERY OF PROXY MATERIALS

In accordance with the rules adopted by the SEC, commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the Internet instead of mailing a printed copy of the materials to every stockholder. We believe this helps to promote more cost-effective and efficient delivery of our Proxy materials to stockholders while reducing our environmental impact. As a result, you will not receive printed copies of the Proxy materials unless you request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 8, 2018. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote proxies over the Internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. You may also access the Proxy materials on the website referred to in the Notice or request to receive a printed set of the Proxy materials.

MEETING & OTHER INFORMATION Voting and Proxy Solicitation

If you will receive printed copies of the Proxy materials, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

HOW TO OBTAIN A SEPARATE SET OF PROXY MATERIALS

You may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. If you sign up to receive Proxy materials electronically, you will receive an email with links to the materials. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy-voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

If you share an address with another stockholder, you may receive only one set of Proxy materials (including our Annual Report on Form 10-K for the year ended December 31, 2017, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Corporate Secretary

Telephone: (408) 654-7400

Facsimile: (408) 969-6500

Email: bod@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

MEETING & OTHER INFORMATION Voting and Proxy Solicitation

Stockholder Proposals and Director Nominations

STOCKHOLDER PROPOSALS

You may submit proposals, including director nominations, for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 8, 2018. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (408) 969-6500

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our Bylaws and give timely notice to our Corporate Secretary in accordance with our Bylaws. In general, our Bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 23, 2018, and

•	Not later than the close of business on January 22, 2019.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

NOMINATION OF DIRECTOR CANDIDATES

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our Bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to us and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

MEETING & OTHER INFORMATION Stockholder Proposals and Nominations

Copy of Bylaw Provisions

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Bylaws also are available through the SEC’s website at www.sec.gov.

2017 Annual Report

Stockholders who wish to obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2017, without charge, should address a written request to Attention: Corporate Secretary, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 969-6500). The report is also available electronically at www.svb.com/proxy.

Other Matters

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

MEETING & OTHER INFORMATION Bylaw Provisions and Annual Report

SVB FINANCIAL GROUP 3003 TASMAN DRIVE SANTA CLARA, CA 95054 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E35818-P01245 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SVB FINANCIAL GROUP For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Greg W. Becker 02) Eric A. Benhamou 03) John S. Clendening 04) Roger F. Dunbar 05) Joel P. Friedman 06) Kimberly A. Jabal 07) Jeffrey N. Maggioncalda 08) Mary J. Miller 09) Kate D. Mitchell 10) John F. Robinson 11) Garen K. Staglin The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2018. 3. To approve, on an advisory basis, our executive compensation (“Say on Pay”). To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2017 Form 10-K Annual Report are available at www.proxyvote.com. E35819-P01245 SVB FINANCIAL GROUP THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 26, 2018 The undersigned appoints GREG W. BECKER and MICHAEL S. ZUCKERT, or either of them, with full power of substitution for himself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 26, 2018, at 4:30 p.m. Local Time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and manner listed on the reverse side. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters listed on the reverse side and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. Cumulative voting (Complete only if applicable) NAME OF CANDIDATE 1.1 1.2 1.3 1.4 1.5 1.6 1.7 1.8 1.9 1.10 1.11 # OF VOTES CAST (If you exercised cumulative voting, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side